Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-284716

Prospectus Supplement No. 5

(to Prospectus dated October 29, 2025)

13,268,718 Shares

Nomadar Corp.

Class A Common Stock

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated October 29, 2025 (the “Prospectus”), related to the registration of the resale of up to 13,268,718 shares of our Class A common stock by our stockholders identified in the Prospectus, with the information contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Securities and Exchange Commission (“SEC”) on May 15, 2026 (the “Quarterly Report Report”), as well as information contained in certain of our Current Reports on Form 8-K (collectively, the “Current Reports”). Accordingly, we have attached the Quarterly Report and the Current Reports to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “NOMA”. On August 11, 2026, the last reported sales price of our common stock was $2.73 per share.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 11 of the Prospectus and in any applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 12, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2026

☐	TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____________ to _____________

Commission File Number: 001-42924

NOMADAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	93-2969265
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5015 Highway 59 N Marshall, Texas	76570
(Address of Principal Executive Office)	(Zip Code)

(323) 672-4566

(Registrant’s Telephone Number, Including Area Code)

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	NOMA	The Nasdaq Capital Market

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☒ Yes ☐ No

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). ☒ Yes ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, “non-accelerated filer”, “smaller reporting company” and “emerging growth” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

The number of shares of the Registrant’s common stock, $0.000001 par value per share, outstanding as of May 15, 2026, was 14,881,433.

NOMADAR CORP.

As used in this Quarterly Report on Form 10-Q, the terms “we”, “us”, “our” and the “Company” mean Nomadar Corp. taken as a whole (unless the context indicates a different meaning).

i

NOMADAR CORP.

UNAUDITED CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash	$1,962,060	$78,163
Accounts receivable	574,236	185,201
Prepaid expenses and other current assets	128,162	12,805
Total current assets	2,664,458	276,169
Loan receivable – related party, denominated in Euros	5,634,691	8,513,011
Receivable from agreement with investor	500,000	—
Right-of-use asset	10,103,291	5,166,888
Equipment	2,890	—
Interest receivable – related party	204,200	134,837
Total assets	$19,109,530	$14,090,905

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,555,952	$1,453,995
Accrued expenses	768,667	275,966
Direct listing fees payable	597,291	609,237
Due to related party, net	83,224	18,095
Convertible notes payable – at fair value	1,866,013	1,646,663
Lease liability – current portion	1,754,784	15,927
Deferred revenue	772,043	164,558
Total current liabilities	7,397,974	4,184,441

Direct listing fees payable - noncurrent	—	144,917
Lease liability – long-term	—	1,906,562
Deferred liability – related party	—	666,867
Total liabilities	7,397,974	6,902,787

Commitments and contingencies (Note 3)

Stockholders’ equity:
Class A Common Stock; $0.000001 par value per share; 80,000,000 shares authorized; 14,275,900 and 12,718,726 issued and outstanding at March 31, 2026 and December 31, 2025, respectively.	14	12
Class B Common Stock; $0.000001 par value per share; 10,000,000 shares authorized; 2,500,000 shares issued and outstanding at March 31, 2026 and December 31, 2025.	3	3
Additional paid-in capital	17,478,364	11,367,974
Accumulated deficit	(5,766,825)	(4,179,871)
Total stockholders’ equity	11,711,556	7,188,118
Total liabilities and stockholders’ equity	$19,109,530	$14,090,905

The accompanying notes are an integral part of the unaudited condensed financial statements.

1

NOMADAR CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2026	2025

Revenue	$403,800	$186,937
Cost of sales	47,856	176,388
Gross profit	355,944	10,549

Operating expenses:
General and administrative expenses	503,011	45,459
Professional fees	559,300	253,997
Sales and marketing expenses	48,333	—
Loss (gain) on foreign currency transactions, net	24,065	(2,636)
Total operating expenses	1,134,709	296,820
Loss from operations	(778,765)	(286,271)

Other expense (income):
Change in fair value of convertible notes payable	621,207	—
Interest expense	158,374	5,048
Interest income – related party	(69,363)	—
Amortization of loan receivable premium	97,971	—
Other (income) expenses, net	808,189	5,048
Loss before provision for income taxes	(1,586,954)	(291,319)
Provision for income taxes	—	—
Net loss	$(1,586,954)	$(291,319)

Weighted average common shares outstanding – basic and diluted	15,448,692	11,581,218

Net loss per share attributable to common stockholders – basic and diluted	$(0.10)	$(0.03)

The accompanying notes are an integral part of the unaudited condensed financial statements.

2

NOMADAR CORP.

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Class A Common Stock		Class B Common Stock		Preferred Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2025	12,718,726	$12	2,500,000	$3	—	$—	$11,367,974	$(4,179,871)	$7,188,118
Sale of common stock pursuant to subscription agreement	415,935	1	—	—	—	—	1,938,256	—	1,938,257
Issuance of common stock - conversions of convertible note	108,287	—	—	—	—	—	401,857	—	401,857
Sale of common stock pursuant to capital contribution agreement	1,032,952	1	—	—	—	—	3,770,277	—	3,770,278
Net loss	—	—	—	—	—	—	—	(1,586,954)	(1,586,954)
Balance at March 31, 2026	14,275,900	14	2,500,000	3	—	—	17,478,364	(5,766,825)	11,711,556

	Class A Common Stock		Class B Common Stock		Preferred Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2024	11,581,218	$12	2,500,000	$3	—	$—	$50,840	$(1,412,553)	$(1,361,698)
Net loss	—	—	—	—	—	—	—	(291,319)	(291,319)
Balance at March 31, 2025	11,581,218	12	2,500,000	3	—	—	50,840	(1,703,872)	(1,653,017)

The accompanying notes are an integral part of the unaudited condensed financial statements.

3

NOMADAR CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Three months Ended March 31,
	2026	2025
Cash Flows from Operating Activities:
Net loss	$(1,586,954)	$(291,319)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of loan receivable premium – related party	97,971	—
Change in fair value of convertible notes payable	621,207	—
Foreign exchange loss on related party finance lease	(156,940)	—
Foreign exchange gain on loan receivable – related party	152,126	—
Accretion of deferred liability – related party	125,529	—
Interest on finance lease liability	29,708
Changes in operating assets and liabilities:
Accounts receivable	(389,035)	16,240
Interest receivable – related party	(69,363)	—
Prepaid expenses and other current assets	(115,357)	—
Accounts payable	101,957	536,022
Accrued expenses	492,701	(218,354)
Direct listing fees payable	(156,863)	—
Due to related party, net	65,129	—
Interest payable – stockholder loan	—	5,049
Deferred revenue	607,485	—
Net cash (used in) provided by operating activities	(180,699)	47,638

Cash Flows from Investing Activities:
Payments for receivable from agreement with investor	(500,000)	—
Proceeds from loan receivable - related party, denominated in Euros	2,628,223	—
Purchase of equipment	(2,890)	—
Net cash provided by investing activities	2,125,333	—

Cash Flows from Financing Activities:
Proceeds from sale of common stock pursuant to subscription agreement	1,938,257	—
Proceeds from sale of common stock pursuant to capital contribution agreement	3,770,278	—
Payments made on stockholder loan	—	(21,196)
Payments of finance lease liability	(41,964)	—
Payments toward purchase option of related party finance lease	(4,934,912)	—
Repayment of deferred liability – related party	(792,396)	—
Net cash used in financing activities	(60,737)	(21,196)

Net change in cash	1,883,897	26,442
Cash – Beginning of Period	78,163	417
Cash – End of Period	$1,962,060	$26,859

Noncash investing and financing activities:
ROU asset received in exchange for lease liability due to lease modification	$4,936,403	$—
Conversion of convertible note to common stock	$401,857	$—

The accompanying notes are an integral part of the unaudited condensed financial statements.

4

NOMADAR CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Nomadar Corp. (the “Company” or “Nomadar”), is a Delaware Corporation and was organized on August 8, 2023. Previously known as Sportech City USA Corp, Nomadar is majority owned by Sport City Cádiz, S.L. (“Sport City” or “Sportech”). The Company is a sport technology business that is currently planning to operate sport technology platforms and is currently planning to offer consulting services in addition to the planned construction and subsequent operation of a multi-purpose event center. The Company offers an educational high performance training (“HPT”) program for young athletes to assimilate into elite soccer programs. The Company is currently planning to operate soccer academies in the United States and Europe as well. The Company’s target market includes professional sports teams, athletes, coaches, and recreational sports enthusiasts.

The Company generates revenue through its High Performance Training Program and events management at the JP Financial Estadio (“JP Financial Stadium”).

The Company engaged in limited operations until 2025 when the Company began generating revenue from providing services under commercial contracts and purchase orders entered into in the ordinary course of business. On October 31, 2025 the Company completed the direct listing of its Class A common stock (the “Direct Listing”). Substantially all activity for the period from August 8, 2023 (inception) through October 31, 2025 relates to the Company’s formation and the registered direct listing, as well as the Company’s efforts to execute the exclusive license agreements further described in Note 3.

Going Concern

As of March 31, 2026, the Company had $1,962,060 in cash and a working capital deficit of $4,733,516. The Company has incurred an operating loss of $778,765 during the three months ended March 31, 2026. As of March 31, 2026, the Company had an accumulated deficit of $5,766,825. Further, the Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year after the date these unaudited condensed financial statements are available to be issued.

The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and debt holders. Specifically, continuation is contingent on the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to generate profit from future sales and positive operating cash flows, which is not assured.

The Company’s plans to address this uncertainty include obtaining future debt and equity financings. In addition, in November 2024, the Company entered into a binding capital contribution agreement with Sportech, as amended in June 2025, pursuant to which Sportech has agreed to provide up to $10 million to fund the business and operations of the Company in 2025, 2026, and 2027. As of the issuance date of these financial statements, the Company received the full $10 million in funding under the agreement with Sportech. On March 27, 2026, the Company entered into a subscription agreement with an unaffiliated third-party investor, pursuant to which the investor agreed to purchase, and the Company agreed to sell, up to $1.74 million of the Company’s class A common stock.

Lastly, the Company entered into a financing arrangement with a third party on May 20, 2025 pursuant to which the third party may purchase up to $30 million of the Company’s Class A Common Stock, including funding a prepaid advance of $3 million, which was funded in three separate transactions during 2025. There is no assurance that the Company’s plans to raise capital will be successful. Should the Company be unable to raise sufficient additional capital, the Company may be required to undertake cost-cutting measures to align with cash reserves, although there can be no guarantee that it will be successful in doing so. Accordingly, the Company may be required to raise additional cash through alternative debt or equity transactions. It may not be able to secure financing in a timely manner or on favorable terms, if at all. As a result, management’s plans cannot be considered probable and thus do not alleviate the substantial doubt about the Company’s ability to continue as a going concern.

5

These accompanying unaudited condensed financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

During the three months ended March 31, 2026, there were no changes to the Company’s significant accounting policies as described in the Company’s audited financial statements as of and for the year ended December 31, 2025, included in the amended Form 10-K as filed on March 31, 2026, except as described below.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Financial Information

The Company’s unaudited condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for the interim financial reporting period and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X and on the same basis as the Company prepares its annual audited financial statements. Pursuant to these rules and regulations, they do not include all information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair statement of the Company’s financial condition and results of operations have been included. Operating results for the period presented are not necessarily indicative of the results that might be expected for the full year. As such, the information included in this report should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2025. The condensed balance sheet as of December 31, 2025 has been derived from the audited financial statements of the Company, but does not include all of the disclosures required by GAAP.

Revenue Recognition

Overview

In accordance with ASC Topic 606 “Revenue Recognition,” the Company recognizes revenue from contracts with customers using a five-step model, which is described below:

●	identify the customer contract;

●	identify performance obligations that are distinct;

●	determine the transaction price;

●	allocate the transaction price to the distinct performance obligations; and

●	recognize revenue as the performance obligations are satisfied.

Identify the customer contract

A customer contract is generally identified when there is approval and commitment from both the Company and its customer, the rights have been identified, payment terms are identified, the contract has commercial substance and collectability is probable. Specifically, the Company obtains written/electronic signatures on contracts and purchase orders, if said purchase orders are issued in the normal course of business by the customer.

Identify performance obligations that are distinct

A performance obligation is a promise by the Company to provide a distinct good or service or a series of distinct goods or services. A good or service that is promised to a customer is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and a company’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract.

6

Determine the transaction price

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods or services to a customer, excluding sales taxes that are collected on behalf of government agencies.

Allocate the transaction price to distinct performance obligations

The transaction price is allocated to each performance obligation based on the relative standalone selling prices (“SSP”) of the goods or services being provided to the customer. If a contract contains multiple performance obligations, the Company accounts for individual performance obligations separately, if they are distinct. The standalone selling price reflects the price the Company would charge for a specific piece of equipment or service if it was sold separately in similar circumstances and to similar customers.

Recognize revenue as the performance obligations are satisfied

Revenue is recognized when, or as, performance obligations are satisfied by transferring control of a promised product or service to a customer.

HPT Program

In August 2024, the Company entered into the HPT License Agreement with Club de Fútbol, S.A.D. (“Cádiz CF”), granting Nomadar the exclusive rights to the High Performance Training Program, being the exclusive rights to the business, know-how, and general operations of the Nomadar HPT. Under this licensing agreement, the Company enters into contracts with third-party fútbol academies which select certain players from their own program to be trained by Nomadar under the HPT experience. Revenues generated through the Nomadar HPT are derived from the players participating in the program. Each customer pays a monthly or per session fee to the Company based on the number of athletes admitted into the program. Nomadar is responsible for providing the athletes with housing and board, access to education, high-level training including individual technical training, official training kits, and full immersion into the La Liga fútbol club experience.

The Company concluded that the services provided under the HPT program contracts represent a series of distinct services that are substantially the same and that have the same pattern of transfer to the customer. Accordingly, the Company recognizes revenue for the related services as such distinct services are performed over time.

During the three months ended March 31, 2026 and 2025, the Company recognized revenue of $48,836 and $186,937, respectively, related to its HPT program. The Company recognized deferred revenue of $61,216 and $31,232 related to the HPT program as of March 31, 2026 and December 31, 2025, respectively.

Stadium Events

On October 30, 2024, the Company and Cádiz CF entered into an agreement (the “Stadium Agreement”), pursuant to which Cádiz CF granted to Nomadar a temporary, non-exclusive right to use the JP Financial Estadio (“JP Financial Stadium”). The Company has engaged third-party event coordinators to host events at JP Financial Stadium. Under these contracts, the Company is responsible for the assignment of space within JP Financial Stadium to the event coordinators, the facilitation of access necessary for event setup, execution, and dismantling, the provision of lighting, sound, access control, hostess services, and the stage for the event, and the compliance with all legal and regulatory requirements needed for the execution of the event. These contracts include a non-refundable up-front fee due at the closing of the contract as well as variable consideration in the form of a percentage of ticket sales earned by the event coordinator. Pursuant to the Stadium Agreement, the Company has agreed to assume in full all those expenses incurred by Cádiz CF that are necessary and duly justified to guarantee the correct exploitation of JP Financial Stadium. This obligation includes, but is not limited to, all costs associated with technical, logistical, maintenance, cleaning, supplies, security, personnel, insurance, licenses and any other service or action essential to ensure the correct provision of the service and the proper development of the contracted activity. Additionally, any expense derived from legal, technical or administrative requirements that Cádiz CF must face due to the activity that is the subject of the Stadium Agreement will also be fully reimbursed by the Company, upon presentation of the appropriate supporting documents, including any costs of a fiscal or tax nature (including direct or indirect taxes that may eventually be claimed from the club) that Cádiz CF may incur in the future because of the execution the Stadium Agreement. The Stadium Agreement has a term of ten (10) years, and may be extended for additional periods. There are no fixed minimum recurring payments due by Nomadar to Cádiz CF under the Stadium Agreement.

7

Deferred revenue balances associated with stadium events consist of the up-front fee paid to the Company at the time of closing of the contract. Deferred revenue is recognized in revenue upon occurrence of the event. As of March 31, 2026 and December 31, 2025, all of the Company’s deferred revenue attributable to stadium events were reported as current liabilities in the accompanying condensed balance sheet in the amount of $174,703 and $104,822, respectively. The Company did not recognize any revenue related to the hosting of stadium events during the three months ended March 31, 2026 or 2025.

In accordance with ASC 606-10-50-13, the Company is required to include disclosure on its remaining performance obligations as of the end of the current reporting period. Due to the nature of the Company’s contracts, these reporting requirements are not applicable, because the majority of the Company’s remaining contracts meet certain exemptions as defined in ASC 606-10-50-14 through 606-10-50-14A, including (i) performance obligation is part of a contract that has an original expected duration of one year or less and (ii) the right to invoice practical expedient.

Naming Rights

On March 13, 2026, the Company ratified an Assignment Agreement of Naming Rights (the “Naming Rights Agreement”) with JP Financial 2024, S.L. (“JP Financial” or the “Sponsor”), and Cádiz CF appearing solely for purposes of authorizing certain image and advertising rights. Pursuant to the Naming Rights Agreement, the Company has assigned to JP Financial the exclusive commercial naming rights to the future venue (the “Venue”) to be developed within the Company’s urban and business development known as “Sportech City Cádiz” (the “Project”). The Venue will be commercially identified with the designation “JP Financial Arena Bahía de Cádiz”. As of the date of the Agreement, the Venue has not yet been constructed and currently consists of a plot of land integrated within the scope of the Project. The assignment includes the right to use the designated name and to associate the JP Financial brand with the Project, the Venue, and its activity in communications, advertising media, marketing actions, and activations linked to its development.

The Naming Rights Agreement has an initial term of five years, commencing on March 3, 2026, following ratification on March 13, 2026. As consideration for the rights assigned, JP Financial will pay the Company €500,000 per year, plus applicable indirect taxes, due annually on each anniversary of the Agreement. The Company recognizes revenue from naming rights ratably over the term of the agreement as benefits are provided to the Sponsor. The Company recognized revenue of $48,739 during the three months ended March 31, 2026. As of March 31, 2026, the Company had deferred revenue of $536,125 due to the Naming Rights Agreement.

Educational Services

During the three months ended March 31, 2026, the Company commenced its educational service offering. Through this offering, the Company: 1) provides training initiatives in digital competencies aimed at professional sports and their business management, and 2) designs, develops, and implements an online digital content platform for the delivery of the training initiatives. The Company recognized $253,725 of educational services revenue during the three months ended March 31, 2026.

Mágico González Brand Revenue

In August 2024, the Company entered into an exclusive licensing agreements with Cádiz CF related to the brand Mágico González (the “Mágico González Agreement”). See Note 3 and Note 4 for more information related to the Mágico González Agreement.

During the fourth quarter of 2025 the Company entered into a contract with a customer for the production of a film that used the brand Mágico González. Pursuant to the contract the customer agreed to pay the Company $70,000 as consideration for the brand rights as well as granted the Company the right to 15% of the worldwide net profits from the film. During the three months ended March 31, 2026, the Company recognized $52,500 of Mágico González brand revenue. As of March 31, 2026 and December 31, 2025, the Company had $0 and $28,504 of deferred revenue relating to the Mágico González brand.

8

Net Loss Per Common Share

The Company accounts for earnings or loss per share pursuant to ASC 260, “Earnings per Share,” which requires disclosure on the financial statements of “basic” and “diluted” earnings or loss per share. Basic loss per share of common stock is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus common stock equivalent, if dilutive. Potentially dilutive securities are excluded from the computation of diluted net loss per share when the effect of their inclusion would be anti-dilutive. For all periods presented, basic and diluted net loss per share are the same, as any additional share equivalents would be anti-dilutive. As the Company has reported a net loss for all periods presented, diluted net loss per common share is the same as basic net loss per common share.

The following outstanding potentially dilutive common stock equivalents were excluded from the computation of diluted net loss per share for the periods presented because including them would have been anti-dilutive:

	For the Three months Ended March 31,
	2026	2025
Convertible notes payable	561,644	—
Total	561,644	—

Recent Accounting Standards

The Company continually assesses new accounting pronouncements to determine their applicability. When it is determined a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a review to determine the consequences of the change to its financial statements.

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (“DISE”), which will require additional disclosure of the nature of expenses included in the income statement in response to longstanding requests from investors for more information about an entity’s expenses. The new standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. The new standard will be effective for public companies for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The requirements will be applied prospectively with the option for retrospective application. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its financial statements.

NOTE 3. COMMITMENTS AND CONTINGENCIES

Exclusive License Agreements With Related Party

In August 2024, the Company entered into two exclusive licensing agreements with Cádiz CF S.A.D (“Cádiz CF”), one related to HPT activities and one related to the brand Mágico González, the “HPT Agreement” and the “Mágico González Agreement,” respectively. Each contract has a term of twenty years, and can be terminated under mutual agreement between both Cádiz CF and Nomadar, or through a breach of the contract terms. Pursuant to the HPT Agreement, the Company will pay a royalty equivalent to 15% of the net sales, defined as sales revenue less cost of goods sold, obtained as remuneration for the use of the HPT know-how regulated under the agreement. During the three months ended March 31, 2026 and 2025, the Company recorded royalty fees under the HPT Agreement in the amount of $1,453 and $7,904, respectively, within cost of sales on the accompanying unaudited condensed statement of operations, and none under the Mágico González agreement. Pursuant to the Mágico González Agreement, the Company will pay a royalty equivalent to 15% of the net sales obtained as remuneration for the transfer of the trademark use regulated under the agreement. Payment will be made within thirty days of the fiscal year end. For more information on the licensing agreements, see Note 4. During the three months ended March 31, 2026 and 2025, the Company recorded royalty fees under the Mágico González Agreement of $7,875 and $0, respectively.

9

Litigation

The Company may be involved in certain routine legal proceedings from time to time before various courts and governmental agencies. The Company cannot predict the final disposition of such proceedings. If legal matters arise the Company reviews them and records a provision for claims considered probable of loss and for which such loss is estimable.

NOTE 4. RELATED PARTY TRANSACTIONS

Loan Receivable – Related Party, Denominated in Euros

On June 12, 2025, the Company entered into an agreement (the “Assignment Agreement”) with Cádiz CF for the assignment of a participative loan agreement (the “Participative Loan”) to the Company. The Participative Loan was previously held between Cádiz CF and Sportech. Pursuant to the Assignment Agreement, the Company became the new lender and Sportech remained as the borrower.

The Participative Loan is denominated in Euros (€) and had an outstanding principal balance of €6.8 million at the time of assignment, which was approximately $7.9 million USD based on the exchange rate on the assignment date. The Participative Loan is due on February 23, 2027 and carries a fixed interest rate of 3% per annum, plus a variable interest rate equivalent to 1.5% of the EBITDA of the previously completed fiscal year of the borrower. Interest earned on the Participative Loan is payable upon maturity.

The Company acquired the Participative Loan through a non-monetary exchange, which was accounted for at fair value in accordance with ASC 845 and ASC 820. The fair value of the Participative Loan was determined to be $8,711,035, which equals the aggregate fair value of the consideration transferred. The difference between the fair value of the Participative Loan and its outstanding principal balance was recognized as a premium of $787,675. The premium is being amortized over the term of the Participative Loan.

In exchange for the Participative Loan, the Company issued 750,000 shares of Class A Common Stock and agreed to a deferred cash payment of $1,000,000, due within 24 months. The shares of Class A Common Stock had a fair value of $7,884,589. The deferred payment was initially recorded at its present value of $826,446 and an original issue discount of $173,554. The deferred payment is being accreted monthly and is presented as deferred liability – related party on the accompanying condensed balance sheet. During the three months ended March 31, 2026 the Company repaid $792,396 of the deferred payment, representing the remaining liability at the time of repayment. As a result, the Company fully accreted the remaining discount on the deferred liability.

For the three months ended March 31, 2026 and 2025, the Company recorded $125,529 and $0 of accretion expense, respectively, as a result of the deferred payment. The accretion expense is presented as a component of interest expense in the accompanying condensed statement of operations.

The total fair value of the consideration transferred was $8,711,035, which equaled the fair value of the Participative Loan received.

Because the Participative Loan is denominated in Euros, its carrying value is remeasured at each reporting period using the applicable exchange rate. For the three months ended March 31, 2026 and 2025, the Company recognized a loss on foreign currency remeasurement of $152,126 and $0, respectively. The loss on foreign currency remeasurement of the Participative Loan is presented in loss (gain) on foreign currency transactions, net in the accompanying condensed statement of operations.

The Company recognized interest income – related party of $55,863 and $0 during the three months ended March 31, 2026 and 2025, respectively, related to the fixed interest rate on the Participative Loan in the accompanying condensed statement of operations. During the first quarter of 2026 the Company received $2,628,223 of principal repayments related to the Participative Loan. As of March 31, 2026, the Participative Loan had a remaining principal balance of approximately €4.5 million.

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Receivable From Agreement with Investor

On March 4, 2026, the Company and Make A Mark Events SRL (the “Media Firm”) agreed to a remunerated private investment agreement and advertising partnership agreement (the “Media Firm Agreement”). The Media Firm is owned by an investor in Nomadar. Pursuant to the Media Firm Agreement, the Company gave $500,000 in connection with an advertising campaign for various clients managed through the Media Firm and its affiliated media operations. The $500,000 is repayable within thirty days, is renewable for additional thirty day periods up to one year, and earns a return at a rate 2.7% every thirty days. The Media Firm Agreement is guaranteed with certain contracts between the Media Firm and the Media Firm’s clients. Further, it is also guaranteed, jointly and severally, by the investor, the Media Firm, and Make Mark LLC.

During the three months ended March 31, 2026, the Company recognized income of $13,500 due to the Media Firm Agreement as part of interest income in the condensed Statement of Operations. As of March 31, 2026, the Company had recognized a receivable from the Media Firm Agreement with an investor and interest receivable of $500,000 and $13,500, respectively. See Note 11 for more information.

Stockholder Loan

On September 1, 2023, the Company entered into a line of credit (the “stockholder loan”) with Sportech. The aggregate outstanding borrowings under the agreement, as amended, with Sportech will not exceed $1,000,000 and will maintain an interest rate of 4.19%. There were no upfront fees or commitment fees paid by the Company in connection with the line of credit agreement. Individual draws and repayments are planned to be transacted in U.S. Dollars (“USD”).

During the three months ended March 31, 2026, the Company drew and repaid $0 on the stockholder loan. During the three months ended March 31, 2025, the Company drew and repaid $0 and $21,196 on the stockholder loan, respectively. The stockholder loan is carried at cost until repayment and has a maturity date of December 31, 2029. The Company incurred $0 and $5,048 of interest expense during the three months ended March 31, 2026 and 2025, respectively, in connection with interest due on the stockholder loan. The total amount of interest due is $0 and $12,946 as of March 31, 2026 and December 31, 2025, respectively. The balance of the stockholder loan was $0 as of March 31, 2026 and December 31, 2025.

Exclusive License Agreements

Pursuant to the HPT Agreement, the Company has planned and developed the HPT program in collaboration with Cádiz CF which provides the opportunity for youth fútbol players to become immersed in La Liga fútbol club where they receive access to training methods and coaching. Cádiz CF declares to be the holder of the know-how and practical knowledge necessary for the standardized development of the HPT program. Through the licensing agreement, Cádiz CF grants the Company the right to use the HPT know-how as described in Note 2. During the three months ended March 31, 2026 and 2025, the Company generated revenue of $48,836 and $186,937, respectively, related to the programs held under the HPT Agreement. During the three months ended March 31, 2026 and 2025, the Company incurred expenses of $14,030 and $176,388, respectively, related to the programs held under the HPT Agreement.

Prior to the Mágico González Agreement, Cádiz CF exclusively owned and had the right to manage the brand rights derived from the nickname by which the former fútbol player Mr. González Barillas is internationally known, “Mágico González,” and also owns the Spanish trademark, “Mágico González.” Pursuant to the Mágico González Agreement, the Company is granted the right to use the trademark exclusively for the following products and services: sports and non-sports clothing, sports equipment, nonalcoholic beverages, stationery products, merchandising products, household items, exploitation of bars and restaurants, sports events, cultural and musical events, and for commercial, advertising, and any other activities related to the Company’s business worldwide except in Spain. The initial term of the Mágico González Agreement is twenty years from the effective date of the contract. The Company generated revenue of $52,500 during the three months ended March 31, 2026 due to the Mágico González Agreement.

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Capital Contribution Agreement

In November 2024, the Company entered into a binding capital contribution agreement with Sportech, as amended in June 2025, pursuant to which Sportech has agreed to provide up to $10 million to fund the business and operations of the Company in 2025, 2026, and 2027, in each case conditioned on the then-current listing of the Company on a U.S. national stock exchange.

On each funding date, in consideration for the cash contribution on such funding date, the Company will issue to Sportech a number of shares of Common Stock, calculated based on the current trading price of our Common Stock, pursuant to the applicable rules of the exchange. During the year ended December 31, 2025, the Company received $2,261,175 in capital contributions and issued 260,433 shares of Common Stock to Sportech. During the first quarter of 2026, the Company received $1,938,257 in capital contributions and issued 415,935 shares of Common Stock to Sportech.

On February 27, 2026, the Company entered into a subscription agreement with an unaffiliated third-party, pursuant to which the investor agreed to purchase, and the Company agreed to sell, up to $5.4 million of the Company’s Class A common stock, in one or more closings, at a price per share equal to $3.65, representing the issuance of up to 1,480,937 shares of Common Stock, in three separate tranches. On March 3, 2026, the Company closed the first tranche of the offering, and issued 584,969 shares of Common Stock to the investor at the per share purchase price. The second tranche of the offering closed on March 30, 2026, and the Company issued 447,983 shares to the investor as a result. Through the first and second tranche, the Company has received proceeds of $3,770,278. The third tranche of the offering closed on May 7, 2026. The Company issued 447,983 shares of common stock in exchange for approximately $1.6 million. This investor was brought to the Company by Sportech as part of the fulfillment of the terms of the capital contribution agreement.

On March 27, 2026, the Company entered into a subscription agreement with an unaffiliated third-party investor, pursuant to which the investor agreed to purchase, and the Company agreed to sell, up to $1.738 million of the Company’s class A common stock at a price per share equal to $3.65, representing the issuance of up to 476,384 shares of common stock, in seven separate tranches. This investor was brought to the Company by Sportech as part of the fulfillment of the terms of the capital contribution agreement. The first and second tranche were executed on May 11, 2026. The company issued 99,946 shares of common stock in exchange for approximately $364,803.

Stadium Agreement

The Company entered into the Stadium Agreement with Cádiz CF whereby Cádiz CF granted the Company with temporary, non-exclusive rights to use the JP Financial Stadium and organize events to be held at the Stadium. The Stadium Agreement has a duration of ten years and may be extended for additional periods upon agreement of the parties. Refer to Note 2. for information related to the recognition of revenue earned pursuant to the Stadium Agreement.

NOTE 5. FINANCE LEASE – RELATED PARTY, DENOMINATED IN EUROS

In November 2025, the Company entered into a land lease agreement and purchase option (the “Lease Agreement”) with Sportech, pursuant to which Sportech has agreed to lease the Company a plot of land located at Puerto de Santa María, Spain (the “Property”) for an initial term of three years, which may be extended for an additional two year period by mutual agreement between the Company and Sportech. The Property is the intended site for the Sportech City project, which would include the JP Financial Stadium.

The Lease Agreement requires the Company to pay monthly payments of €12,000 over the lease term. The Lease Agreement also contains a purchase option which may be exercised for either 1) the entirety of the Property at a price of €29.17 per square meter, or 2) at least 100,000 square meters of the Property at a price of €29.17 per square meter. As of the lease inception date, the Company had prepaid $2,643,498 toward the purchase option. Following the lease inception date and through March 31, 2026, the Company prepaid an additional $5,558,883 toward the purchase option. The Company has classified this lease as a finance lease.

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During the three months ended March 31, 2026 the Company made prepayments of $4,934,912 towards the purchase option of the finance lease. During the first quarter of 2026, the Company re-evaluated its strategic plan, and now considers it probable that the Company will exercise the option to purchase the entirety of the Property. As a result of the modification, the Company adjusted the lease term to exclude the optional two year lease term extension and increased the expected purchase option amount to the maximum amount allowed under the Lease Agreement. As of March 31, 2026, the unpaid portion of the purchase option, which is expected to be paid during the remainder of 2026, is $1,678,764. Effective April 12, 2026 the Company and Sportech entered into an addendum and binding purchase option with the Lease Agreement pursuant to which it was agreed that the purchase option of the Lease Agreement may be exercised in increments over the term of the Lease Agreement as long as the increments are for no less than 100,000 square meters of the Property. Further, the Company agreed to exercise the purchase option for 130,000 square meters of the Property in exchange for proceeds of approximately $4.45 million (see Note 11).

As of March 31, 2026, the finance lease right of use asset was $10,103,291. The Company’s finance lease cost consisted of interest expense of $29,708, and $0 of amortization of the right of use asset during the three months ended March 31, 2026. The Company is not recording any amortization of the right of use asset as it is land and therefore has an indefinite estimated lifespan. Additionally, the Company believes that it is probable that it will exercise the purchase option of the Lease Agreement.

The weighted average remaining lease term of the Lease Agreement was 2.64 years as of March 31, 2026. The discount rate of the Lease Agreement was 8.00%. During the three months ended March 31, 2026, the Company made payments of $41,964 towards the related party finance lease.

Future minimum payments under the finance lease as of March 31, 2026, are as follows:

Remainder of 2026	$124,539
2027	166,052
2028	1,830,978
Total minimum lease payments	2,121,569
Less: imputed interest	(366,785)
Present value of future lease payments	$1,754,784

NOTE 6. DIRECT LISTING FEES

In October 2025, the Company completed the direct listing of its common stock on the NASDAQ stock exchange. In relation to the direct listing, the Company engaged a financial advisor to perform certain financial services for the Company. As a result, the Company agreed to issue the financial advisor common stock with an aggregate value of $250,000 and cash payments totaling $1,072,200. The cash payments consist of a $272,200 payment due by December 15, 2025, and five quarterly payments of $160,000 due beginning on March 30, 2026.

In October 2025, the Company issued 11,905 shares of common stock to the financial advisor in satisfaction of $250,000 of common stock owed. The Company recorded the remaining $800,000 due to the financial advisor at present value, resulting in liability of $754,154 presented as direct listing fees payable on the accompanying balance sheet as of December 31, 2025. During the three months ended March 31, 2026, the Company made payments of $160,000 and recognized interest expense of $3,137 as a result of the direct listing fees payable.

Future payments owed to the financial advisor for direct listing services as of March 31, 2026, are as follows:

Remainder of 2026	$480,000
2027	160,000
Total minimum direct listing fee payments	640,000
Less: imputed interest	(42,709)
Present value of future direct listing fee payments	597,291

Current direct listing fee payable	597,291
Long-term direct listing fee payable	$-

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NOTE 7. Fair Value Measurement

Yorkville Convertible Notes Payable

The Company follows the guidance in ASC 820 Fair Value Measurements and Disclosures for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The estimated fair value of the Yorkville convertible notes payable represents a Level 3 measurement. See Note 8 for information relating to the Yorkville convertible notes payable.

The following table presents information about the Company’s financial instruments that are measured at fair value on a recurring basis at March 31, 2026 and December 31, 2025, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2026	December 31, 2025
Liabilities:
Yorkville convertible note (tranche #1)	3	$477,199	$498,203
Yorkville convertible note (tranche #2)	3	450,552	488,433
Yorkville convertible note (tranche #3)	3	938,262	660,027
Total fair value		$1,866,013	$1,646,663

The measurement of fair value of the Yorkville convertible notes payable was determined utilizing a Monte Carlo simulation considering all relevant assumptions current at the date of issuance (i.e., share price, term, volatility, risk-free rate, and probability of optional redemption). Refer to Note 8 for further details.

For the three months ended March 31, 2026, the Company recognized a loss of approximately $621,207 resulting from changes in the fair value of the Yorkville convertible notes payable.

The following table sets forth a summary of the changes in the fair value of the Yorkville convertible notes payable which is a Level 3 financial liability measured at fair value on a recurring basis:

Fair Value
Balance at December 31, 2025	$1,646,663
Conversion of Yorkville #3 principal	(350,000)
Conversion of Yorkville #3 accrued interest	(51,857)
Change in fair value	621,207
Balance at March 31, 2026	$1,866,013

NOTE 8. Convertible Notes Payable

Convertible Notes Payable (Yorkville)

On May 22, 2025, in connection with and pursuant to the terms of the SEPA with Yorkville, (see Note 9 for further details), Yorkville agreed to advance to the Company, in exchange for convertible notes payable, an aggregate principal amount of up to $3,000,000, $500,000 of which was funded at the Closing in exchange for the issuance by the Company of a Convertible Note Payable (the “Yorkville Convertible Note #1”); $500,000 of which was funded on July 2, 2025 in exchange for the issuance of a Convertible Note Payable (the “Yorkville Convertible Note #2”); and $2,000,000 which was funded on November 4, 2025.

The Company received net proceeds of $460,000 after a non-cash original issue discount of $40,000 during the three months ended June 30, 2025 as a result of Yorkville Convertible Note #1. The Company received additional net proceeds of $460,000 after a non-cash original issue discount of $40,000 during the three months ended September 30, 2025 as a result of Yorkville Convertible Note #2. Lastly, the Company received additional net proceeds of $1,840,000 after a non-cash original issue discount of $160,000 during the three months ended December 31, 2025 as a result of Yorkville Convertible Note #3. The original issuance discounts were expensed immediately upon the receipt of the proceeds.

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On March 3, 2026, Yorkville converted $150,000 of principal and $19,945 of accrued interest of Convertible Notes, for a total conversion amount of $169,945, into 44,750 shares of Class A Common Stock. On March 16, 2026, Yorkville converted $200,000 of principal and $31,912 of accrued interest of Convertible Notes, for a total conversion amount of $231,912, into 63,537 shares of Class A Common Stock.

Yorkville Convertible Note #1 and Yorkville Convertible Note #2 (together the “Yorkville Notes”) have a maturity date of May 20, 2026, and accrue interest at 8% per annum, subject to an increase to 18% per annum upon an event of default. As of March 31, 2026, no events of default have occurred.

The Yorkville Notes are scheduled to be repaid in equal installments beginning in February 2026 and ending in May 2026. The Company has not made the repayments and is in discussions with Yorkville regarding the repayment and conversion options.

Yorkville, in its sole discretion and provided that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring the issuance and sale of shares of common stock to Yorkville at a purchase price equal to the Conversion Price as determined in accordance with the Convertible Note in consideration of an offset of amounts owed under the Convertible Notes (“Yorkville Advance”). Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed the 4.99% ownership limitation, and does not exceed the Exchange Cap or the amount of shares of common stock that are registered. As a result of a Yorkville Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Yorkville Advance.

Additionally, Yorkville has the right to convert any portion of the outstanding principal under the Yorkville Notes into shares of Class A common stock at any time, subject to certain limitations. The number of shares issuable upon conversion is equal to the amount of principal to be converted (as specified by Yorkville) divided by the applicable Conversion Price, which may be either:

●	the fixed price of $8.00 per share (the “Fixed Price”), or
●	the variable price (the “Variable Price”, defined as 95% of the lowest daily Volume Weighted Average Price (VWAP) of the Class A common stock during the 10 consecutive trading days immediately preceding the conversion date, but which Variable Price shall not be lower than $1.60 (the “Floor Price”).

Yorkville will not have the right to convert any portion of the principal to the extent that, after giving effect to such conversion, Yorkville would beneficially own more than 4.99% of the total number of shares of Class A common stock outstanding immediately after such conversion.

Each Convertible Note provides that the conversion price of each Convertible Note shall be adjusted if the Company issues shares of Class A common stock at a price less than $8.00. In February 2026, the Company issued shares of Class A common stock to a third-party investor at a price equal to $3.65 per share. See Note 4 for more information. As a result, the conversion price of the Convertible Notes was adjusted downward to $3.65 per share.

Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Yorkville Notes at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 10% prepayment premium, plus all accrued and unpaid interest. Such early redemption may only be exercised if (i) the Company provides Yorkville with no less than ten trading days’ prior written notice, and (ii) on the date such notice is issued, the VWAP of the Class A common stock is less than the Fixed Price.

On November 18, 2025, Yorkville converted $250,000 of principal of Yorkville Convertible Note #3 and accrued interest of $8,767, into 32,345 shares of Common Stock. On December 2, 2025, Yorkville converted an additional $350,000 of note principal of Yorkville Convertible Note #3 and accrued interest of $12,603, into 45,325 shares of Common Stock. As of December 31, 2025, the principal amount outstanding under the Yorkville Notes was $2,400,000.

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The Company has elected to record the Yorkville Notes at fair value at the date of issuance and in subsequent reporting periods. The fair value of Yorkville Convertible Note #1 as of May 22, 2025, the issuance date, was $500,000. The fair value of Yorkville Convertible Note #2 as of July 2, 2025, the issuance date, was $500,000. The fair value of Yorkville Convertible Note #3 as of October 31, 2025, the issuance date, was $2,000,000.

The fair value of the outstanding balance on the Yorkville Notes as of March 31, 2026 and December 31, 2025 was $1,866,013 and $1,646,663, respectively.

The inputs into the Monte Carlo simulation models used to value the Yorkville notes as of March 31, 2026 and December 31, 2025 were as follows:

	March 31, 2026	December 31, 2025
Common stock fair value	$4.21	$4.48
Equity volatility	47.00%	70.00%
Remaining time to maturity (years)	0.14	0.39
Discounted market interest rate	20.00%	20.00%
Risk-free rate	3.73%	3.63%
Probability of optional redemption	5.00%	5.00%

NOTE 9. STOCKHOLDERS’ EQUITY

On January 15, 2025, the Company reduced the number of authorized shares of capital stock from 1,000,000,000 shares to 100,000,000 shares. The number of authorized shares of Class A Common Stock, having a par value of $0.000001, was reduced from 800,000,000 to 80,000,000. The number of authorized shares of Class B Common Stock, having a par value of $0.000001, was reduced from 50,000,000 to 10,000,000. The number of authorized shares of Class C Common Stock, having a par value of $0.000001, was reduced from 75,000,000 to 0. The number of authorized shares of Preferred Stock, having a par value of $0.000001, was reduced from 75,000,000 to 10,000,000.

Class A Common Stock

As of March 31, 2026, the Company is authorized to issue 80,000,000 shares of Class A Common Stock with a par value of $0.000001 per share. Holders of the Company’s Class A Common Stock are entitled to one vote for each share and are entitled to receive dividends when and as declared by the Board of Directors, subject to the preferential rights of the holders of the Preferred Stocks. Holders of the Company’s Class A Common Stock have no preemptive or similar rights or conversion rights. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, holders of Class A Common Stock will be entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the Class A Common Stock, the Preferred Stock.

During the first quarter of 2026, the Company entered into a subscription agreement with Sportech. Pursuant to the agreement Sportech paid $1,938,257 to the Company in exchange for 415,935 shares of common stock.

On February 27, 2026, the Company entered into a subscription agreement with an unaffiliated third-party investor, pursuant to which the investor agreed to purchase, and the Company agreed to sell, up to $5,405,417 of the Company’s class A common stock, in one or more closings, at a price per share equal to $3.65, representing the issuance of up to 1,480,937 shares of common stock, in three separate tranches. As of March 31, 2026 the Company had sold 1,032,952 shares due to the first and second tranches, in exchange for proceeds of $3,770,278. See Note 4 for more information.

On March 27, 2026, the Company entered into a subscription agreement with an unaffiliated third-party investor, pursuant to which the investor agreed to purchase, and the Company agreed to sell, up to $1.74 million of the Company’s class A common stock, in one or more closings, at a price per share equal to $3.65, representing the issuance of up to 476,384 shares of common stock, in seven separate tranches. Subsequent to March 31, 2026 the Company sold 99,946 shares of common stock in exchange for proceeds of $364,803 in fulfillment of the first and second tranches, See Notes 4 and 11 for more information.

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As of March 31, 2026, there were 14,275,900 shares of Class A Common Stock issued and outstanding.

Class B Common Stock

As of March 31, 2026, the Company is authorized to issue 10,000,000 shares of Class B Common Stock with a par value of $0.000001 per share. Upon formation of the Company, 2,500,000 shares of Class B Common Stock were issued to the Company’s majority stockholder at par. Holders of the Company’s Class B Common Stock are entitled to twenty votes for each share and are entitled to receive dividends when and as declared by the Board of Directors, subject to the preferential rights of the holders of the Preferred Stocks. Holders of the Company’s Class B Common Stock have no preemptive or similar rights or conversion rights. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, holders of Class B Common Stock will be entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the Class B Common Stock, the Preferred Stock. As of March 31, 2026, there were 2,500,000 shares of Class B Common Stock issued and outstanding with Sportech.

Preferred Stock

As of March 31, 2026, the Company is authorized to issue 10,000,000 shares of Preferred Stock with a par value of $0.000001 per share. Holders of the Company’s Preferred Stock are entitled to zero votes for each share. The Board of Directors of the Company is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, if any, and such designations, powers, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors. As of March 31, 2026, there were no such designations of any series of Preferred Stock nor were there any shares of Preferred Stock issued or outstanding.

Yorkville SEPA

On May 20, 2025, the Company entered into the SEPA with Yorkville. Pursuant to the SEPA, subject to certain conditions, the Company shall have the option, but not the obligation, to sell to Yorkville, and Yorkville shall subscribe for, an aggregate amount of up to $30,000,000 of the Company’s shares of Class A common stock, par value $0.000001 per share, at the Company’s request any time during the commitment period commencing on May 20, 2025 and terminating on the 36-month anniversary of the SEPA (the “SEPA Option”).

The SEPA Option was evaluated and determined to be a freestanding financial instrument which did not meet the criteria to be accounted for as a derivative instrument. As of March 31, 2026, the Company determined the fair value of the SEPA Option continues to be insignificant.

In connection with the execution of the SEPA, the Company paid a cash structuring fee to Yorkville in the amount of $25,000 (the “Structuring Fee”). Additionally, the Company issued to Yorkville 37,500 shares of Class A common stock (the “Commitment Shares”) as a commitment fee, having an aggregate fair value of $300,000 at issuance. The aggregate fair value of the Structuring Fee and the Commitment Shares, totaling $325,000, was recorded on the accompanying condensed statement of operations under SEPA commitment fee and structuring fee as an expense upon execution of the SEPA.

Pursuant to the SEPA, while a balance remains outstanding under the Yorkville Notes, Yorkville may deliver an investor notice to receive shares in exchange for repayment of principal and interest. The number of shares issued is determined using the Conversion Price defined in the convertible note agreement, which is based on a VWAP formula and subject to a Floor Price. The Floor Price may be adjusted downward to 20% of the average VWAP over the five trading days prior to the effectiveness of the initial Registration Statement, and may be further reduced by the Company via written notice, subject to specific pricing limits. While any balance remains outstanding under the Yorkville Notes, the Company may not deliver Advance Notices under the SEPA unless an amortization event has occurred.

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The SEPA will automatically terminate on the earlier of (i) the 36-month anniversary of the SEPA (unless Convertible Notes remain outstanding), or (ii) the date Yorkville has purchased shares equal to the full commitment amount of $30,000,000. The Company may terminate the SEPA at no cost with five trading days’ written notice, provided there are no outstanding Advance Notices and all amounts owed to Yorkville under the SEPA and the Yorkville Notes have been paid. Termination may also occur by mutual written consent.

There were no Advance Notices issued pursuant to the SEPA during the three months ended March 31, 2026 or as of the date that these financial statements were issued.

Stock Based Compensation

On January 15, 2025, the Company adopted the Nomadar Corp. 2025 Omnibus Equity Incentive Plan (the “Plan”). The Plan reserves up to 3,000,000 shares of Class A Common Stock for issuance thereunder. As of the date that these condensed financial statements were available to be issued, there were no awards granted under the Plan.

On January 15, 2025, the Company approved a non-employee director compensation policy which authorizes the Company to award an inaugural option to purchase 40,000 shares of the Company’s Class A Common Stock, an annual option award to purchase 30,000 shares of the Company’s Class A Common Stock, and an annual cash compensation component for board and committee members and chairs. The annual retainers payable to non-employee directors for service on the Company’s Board of Directors and its committees are (i) $30,000 for service on the Board of Directors, (ii) $4,000 for service on the nominating and corporate governance committee, (iii) $5,000 for service on the compensation committee, (iv) $6,000 for service on the audit committee, (v) an additional $20,000 for the chair(s) of the Board of Directors, (vi) an additional $6,000 for the chairman of each of the compensation committee and the nominating and corporate governance committee, and (vii) an additional $8,000 for the chairman of the audit committee. The Company’s obligations to furnish these payments began following the completion of the Direct Listing. As of March 31, 2026 and December 31, 2025, there were no awards granted, however, $107,764 and $40,000 of cash compensation, respectively, was accrued for under this policy.

NOTE 10. SEGMENT INFORMATION

The Company completed its Direct Listing on October 31, 2025. The Company operated as one operating segment with a focus on its efforts to complete the Direct Listing prior to the completion of the Direct Listing. Following the completion of the Direct Listing, the Company continues to operate as a single operating segment with a focus on growing its revenue-generating activities. The Company’s Chief Executive Officer (“CEO”), as the chief operating decision maker, manages and allocates resources to the operations of the Company based on the line items included within these financial statements and evaluates segment performance based on net loss. This enables the CEO to assess the overall level of available resources and determine how best to deploy these resources across functions, potential service lines, and development projects in line with the long-term company-wide strategic goals.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and through the date that the condensed financial statements were available to be issued.

Lease Agreement

On April 9, 2026, the Company and Sportech entered into an addendum to the Lease Agreement (see Note 5). The Property is the intended site for the Sportech City project, which would include the JP Financial Arena. The Addendum provides that the purchase option set forth in the Agreement may be exercised in increments over the course of the term of the Agreement, so long as each purchase option is not for less than 100,000 square meters of the Property. Simultaneously with the execution of the Addendum, the Company and Sportech entered into a binding purchase option, whereby the Company agreed to purchase 130,000 square meters of the Property from Sportech for €3,792,100 (approximately $4.45 million) within 90 days from the date of the purchase option. The Board of Directors (the “Board”) and the Audit Committee of the Board each approved and ratified the execution of the Addendum and the purchase option on April 12, 2026.

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Yorkville Conversion

On April 24, 2026, Yorkville converted $200,000 of principal and $10,258 of accrued interest of Convertible Notes, for a total conversion amount of $210,258, into 57,604 shares of Class A Common Stock.

Capital Contributions

The third tranche of the $5.4 million subscription agreement dated February 27, 2026 closed on May 7, 2026. The Company issued 447,983 shares of common stock in exchange for approximately $1.6 million.

On May 11, 2026, pursuant to the March 27, 2026 subscription agreement with an unaffiliated third-party investor, the first and second tranches of the subscription agreement were executed and the Company issued 99,946 shares of common stock in exchange for approximately $364,803.

Purchase of two Spanish subsidiaries from Sportech

In May 14, 2026, the Audit Committee and the Board each ratified the purchase by the Company of two subsidiaries in Spain owned 100% by Sport City Cadiz for an aggregate purchase price of €6,000, each pursuant to a deed of sale and purchase dated April 13, 2026. These two subsidiaries were incorporated under the laws of Spain and did not have any activity. The Company intends to organize the HPT training and the Sportech Project activities through each one of these two entities.

Agreements with Media Firm Entities

In May 14, 2026, the Board ratified the prior entry by the Company into two Remunerated Private Investment Agreements, dated March 4, 2026 (the “Media Firm Agreement”) and March 30, 2026 (the “Second Media Firm Agreement”), respectively. Each of the Media Firm Agreement and the Second Media Firm Agreement were entered into by and among the Company, Make A Mark SRL (the “Media Firm”), an entity owned by an investor in the Company, and Make Mark, LLC (the “US Media Firm”). Pursuant to the Media Firm Agreement, the Company gave the Media Firm $500,000 in connection with an advertising campaign for various clients managed through the Media Firm and its affiliated media operations. The $500,000 is repayable within thirty days, is renewable for additional thirty day periods up to one year, and earns a return, due to the Company and to be paid by the Media Firm at a rate 2.7% every thirty days. The Media Firm Agreement is guaranteed with certain contracts between the Media Firm and the Media Firm’s clients, and further guaranteed, jointly and severally, by the investor, the Media Firm, and the US Media Firm.

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ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read together with the condensed financial statements and notes thereto appearing elsewhere in this report. References to “we,” “our,” “us,” and “Company” refer to Nomadar Corp.

Overview

Company Overview and Recent Developments

We are the innovation arm of Cádiz CF, a professional soccer club which currently competes in the Segunda División. We currently have four proposed business verticals, which are in various stages of development. We are also majority owned by Sport City Cádiz, S.L. (“Sport City” or “Sportech”)

We engaged in limited operations until 2025 when we began generating revenue from providing services under commercial contracts and purchase orders entered into in the ordinary course of business. On January 10, 2025, we entered into the Framework Agreement with Cádiz CF, whereby, among other things, Cádiz CF agreed to provide technical training staff for players enrolled in our programs, and we agreed to integrate our training methodologies into Cádiz CF’s training sessions. The Framework Agreement provides that we will: (i) coordinate the registration and enrollment of international players; (ii) manage accommodation for the players, (iii) coordinate with Cádiz CF technical staff; (iv) provide training equipment, and merchandising; and (v) integrate our training methodologies into the Cádiz CF training sessions. It further provides that Cádiz CF will: (i) provide coaching staff; (ii) integrate these international players into Cádiz CF youth academy teams; and (iii) organize matches. Pursuant to the Framework Agreement, each party shall issue the corresponding invoices, indicating the relevant service and concept. All specific services to be provided by Cádiz CF to us shall be paid for by us according to each player’s use and participation in each program. All specific services to be provided by us to Cádiz CF shall be paid for by Cádiz CF. The actual payment terms to be paid pursuant to the invoices under the Framework Agreement are not known at this time. The Framework Agreement is effective for three (3) years, renewable by written agreement; provided, however, that either party may terminate the Framework Agreement with 60 days’ prior written notice.

On January 12, 2025, we entered into an agreement with EJB, whereby EJB agreed to enroll players into the training programs and we agreed to provide training and related services to these players. Other than the entry into these commercial agreements, substantially all activity for the period from August 8, 2023 (inception) through March 31, 2026 relates to our formation and our direct listing, transactions entered into to consummate the direct listing, and our efforts to execute our various license and fundraising agreements further described herein. On October 31, 2025 we completed our direct listing on the Nasdaq Capital Market under the ticker symbol “NOMA”.

Standby Equity Purchase Agreement

On May 20, 2025, we entered into a standby equity purchase agreement (the “SEPA”) with YA II PN, LTD. (“Yorkville”), a Cayman Islands exempt limited company, pursuant to which we have the right to sell to Yorkville up to $30.0 million (the “Commitment Amount”) of our shares of common stock, par value $0.000001, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of common stock to Yorkville under the SEPA, and the timing of any such sales, are at our option, and we are under no obligation to sell any shares of Common Stock to Yorkville under the SEPA except in connection with notices that may be submitted by Yorkville, in certain circumstances as described below.

Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the SEPA, we will have the right, but not the obligation, from time to time at our discretion until the SEPA is terminated, to direct Yorkville to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to Yorkville ( “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of Common Stock purchased pursuant to an Advance delivered by us will be purchased at a price equal to 95% of the lowest daily volume weighted average price (“VWAP”) of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice.

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In connection with the SEPA, and subject to the conditions set forth therein, Yorkville has agreed to advance to us in the form of convertible promissory notes (the “Convertible Notes”) an aggregate principal amount of up to $3 million (each a “Pre-Paid Advance,” and together, the “Pre-Paid Advances”), which will be paid in three tranches. The first Pre-Paid Advance was disbursed on May 22, 2025 in the amount of $0.5 million with a fixed conversion price of $8.00, the second Pre-Paid Advance was disbursed on July 2, 2025 in the amount of $0.5 million with a fixed conversion price of $8.00, and the third Pre-Paid Advance was disbursed on November 4, 2025 in a principal amount of $2 million. In February 2026, the Company issued shares of Class A common stock to a third-party investor at a price equal to $3.65 per share. As a result, the conversion price of the Convertible Notes was adjusted downward to $3.65 per share

The purchase price for the Pre-Paid Advance is 92.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 8%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of the Convertible Note issued in connection with each Pre-Paid Advance is May 20, 2026. Yorkville may convert the Convertible Notes into shares of our common stock at any time at a fixed conversion price equal to $3.65, subject to the terms of the Convertible Notes.

Beginning on October 22, 2025, and continuing on the same day of each successive month thereafter, (each, an “Installment Date”), we shall repay accrued and unpaid interest on each of the first four Installment Dates, and thereafter, we shall pay the principal amount plus accrued and unpaid interest on each remaining Installment Date (such amount due on each Installment Date, the “Installment Amount”); provided however, that an additional payment premium will be assessed if an amortization event occurs. At any time or times on or after any Installment Date, Yorkville shall be entitled to convert any portion of any due and unpaid Installment Amount outstanding under a Convertible Note until such amount has been paid into shares at a price per share equal to 95% of the lowest daily VWAP during the 10 consecutive Trading Days immediately preceding the Conversion Date (the “Variable Price” and collectively with the Fixed Price, the “Conversion Price”), but which Variable Price shall not be lower than $1.60 (the “Floor Price”). In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes shall become immediately due and payable. In no event shall Yorkville be allowed to effect a conversion if such conversion, along with all other shares of common stock beneficially owned by Yorkville and its affiliates would exceed 4.99% of the outstanding shares of our common stock.

Yorkville, in its sole discretion and provided that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring the issuance and sale of shares of common stock to Yorkville at a purchase price equal to the Conversion Price as determined in accordance with the Convertible Note in consideration of an offset of amounts owed under the Convertible Notes (“Yorkville Advance”). Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed the 4.99% ownership limitation, and does not exceed the Exchange Cap or the amount of shares of common stock that are registered. As a result of a Yorkville Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Yorkville Advance.

Under the applicable Nasdaq rules, in no event may we issue to Yorkville under the SEPA more than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules. Moreover, we may not issue or sell any shares of Common Stock to Yorkville under the SEPA which, when aggregated with all other shares of common stock then beneficially owned by Yorkville and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in Yorkville beneficially owning more than 4.99% of the outstanding shares of Common Stock.

We will control the timing and amount of any sales of shares of common stock to Yorkville, except with respect to Yorkville Advances. Actual sales of shares of common stock to Yorkville as an Advance under the SEPA will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for our business and operations.

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The SEPA will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the date of the SEPA, provided that if any Convertible Notes are then outstanding, such termination shall be delayed until the date that all Convertible Notes that were outstanding have been repaid, or (ii) the date on which Yorkville shall have made payment of advances pursuant to the SEPA equal to the Commitment Amount. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and we have paid all amounts owed to Yorkville pursuant to the Convertible Notes. We may also agree with Yorkville to terminate the SEPA by mutual written consent. Neither we nor Yorkville may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or Yorkville other than by an instrument in writing signed by both parties.

As consideration for Yorkville’s commitment to purchase the shares of common stock pursuant the SEPA, we paid Yorkville, (i) a due diligence fee in the amount of $25,000 and (ii) a commitment fee equal to 37,500 shares of common stock, issued upon the execution of the SEPA.

In connection with the SEPA, on May 20, 2025 we entered into a registration rights agreement (the “Registration Rights Agreement”) with Yorkville. Pursuant to the Registration Rights Agreement, we agreed to register all of the shares of common stock issuable upon conversion of the Convertible Notes and all of the shares of common stock issuable under the SEPA pursuant to an Advance.

Multi-Purpose Event Center

On November 17, 2025, the Company entered into a land lease agreement and purchase option (the “Lease Agreement”) with Sportech, pursuant to which Sportech, as the owner of a plot of land located at Puerto de Santa Maria, Spain, as further described in the Lease Agreement (the “Property”), has agreed to lease the Company the Property, for an initial term of three years from the date of the Lease Agreement, which may be extended for an additional two year period by mutual agreement between the Company and Sportech. We intend to construct Sportech City on the Property. Once complete, the facility is planned to span over approximately 110,000 m², and feature a venue, which can host concerts and sporting events, with capacity for over 40,000 fans, a world-class hotel and convention center with commercial area, a sports clinic, gym & spa, and food court. As of March 31, 2026 we have paid deposits with respect to the lease agreement of $8,202,381, which will be applied to the purchase option once executed.

Adjacent to the event center, the proposed creation of an approximately 20,000 m² commercial space will mirror a forward-thinking approach to crafting a modern, open, and bright commercial environment. Another cornerstone of Sportech City will be a dedicated culinary area, proposed to span approximately 3,000 m².

Site plans currently include space for up to 56 commercial vendors and 17 food and beverage vendors. Commercial spaces will focus primarily on luxury retail, sporting stores, and more. Food and beverage offerings are expected to feature local establishments ranging from fast casual to gourmet options. Although these are our current plans, site plans are subject to change.

The Cádiz region in Spain has strong connectivity to Cádiz CF, which was established in 1910. We believe Cádiz will be the ideal location at the intersection of innovation, sports, entertainment, health, and technology as we not only contribute to the development of future stars but also build a loyal community of athletes and families. Locally, Cádiz CF has a loyal fan base, with the majority of Cádiz’s soccer fans being supporters of Cádiz CF. This is reflected by more than 18,000 season ticket holders. Additionally, through our association with figures like Mágico González and our commitment to celebrating cultural heritage, we tap into deep-seated fan loyalties and cultural narratives. This not only strengthens our brand identity but also fosters a strong emotional connection with our audience in the region. Sportech City will be within two hours of two international airports, Málaga and Sevilla, which will also allow easy access for fans located internationally.

Construction is scheduled to begin in early 2027 and we anticipate construction will be completed by 2031.

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High Performance Training Program

Since 2022, Cádiz CF has offered the High Performance Training Program with and through institutions across the United States, Canada, and Europe. The Nomadar HPT is designed for young athletes both under and over 18 years of age, to study, live, and immerse themselves in an elite soccer program. In August 2024, we entered into the HPT License Agreement with Cádiz CF, granting us the exclusive HPT Rights to the High Performance Training Program, being the exclusive rights to the business, know-how, and general operations of the Nomadar HPT. We intend to leverage the Nomadar HPT by offering the Nomadar HPT training methodology through our partner organizations to online subscribers. Online subscribers may gain access to a full suite of professional-level training and diet regimens, among other benefits. Since the commencement of the High Performance Training Program in 2022, approximately 700 athletes have historically enrolled in the High Performance Training Program at the Cádiz CF Academy, with 100% attending in-person. Graduates of the program have gone on to play at a variety of reputable clubs across La Liga, including Sevilla Atl, Racing de Santander, Villarreal CF, Mallorca FC, UD Las Palmas, and Valladolid FC. Organizations we have agreed to partner with to deliver the Nomadar HPT include International Soccer Academy, Actingwood, Universidad San Ignacio de Loyola in Lima and San Ignacio University in Miami. We intend to expand the reach of the Nomadar HPT to encompass territories outside of Spain and around the world.

The HPT Rights were licensed to Nomadar in August 2024. We commenced operations of the Nomadar HPT in the second half of 2024. Until we commenced operations of the Nomadar HPT, no athletes were considered enrolled under the Nomadar HPT and all athletes enrolled were considered enrolled with Cádiz CF.

During the fourth quarter of 2024, Cádiz CF assigned its contractual position in one of the HPT agreements to us, and, as a result, we began training five players from Japan’s Wakatake Academy. These players spent an entire quarter in Cádiz, Spain, where they lived and trained under our full supervision. We handled all aspects of the stay, including physical preparation, extracurricular activities, logistics, and coordination with both Wakatake Academy and Cádiz CF, and the planning and management of daily schedules.

In 2025, the Nomadar HPT program has expanded to include new clients, all participating in person. No remote or online training sessions have been conducted. The training facilities remain based in Cádiz, Spain.

As of the date hereof, approximately 20 players are enrolled in the long-term training modality, with an additional ten players having participated in short-term programs.

Revenues generated through the Nomadar HPT are derived from the individual players participating in the program. Each athlete pays us a fee based on the length of time said athlete will live, study, and train at one of our partner locations – generally for one to ten months, during which time they have access to the Nomadar HPT.

Stadium Events

On October 30, 2024, we entered into the Stadium Agreement with Cádiz CF, pursuant to which Cádiz CF granted us a temporary, non-exclusive right to use the JP Financial Stadium. We are in the process of engaging third-party event coordinators to host events at JP Financial Stadium. Under these contracts, we will be responsible for the assignment of space within JP Financial Stadium to the event coordinators, the facilitation of access necessary for event setup, execution, and dismantling, the provision of lighting, sound, access control, hostess services, and the stage for the event, and the compliance with all legal and regulatory requirements needed for the execution of the event. We anticipate that these contracts will typically include a non-refundable up-front fee due at the closing of the contract as well as variable consideration in the form of a percentage of ticket sales earned by the event coordinator. Pursuant to the Stadium Agreement, we have agreed to assume in full all those expenses incurred by Cádiz CF that are necessary and duly justified to guarantee the correct exploitation of JP Financial Stadium. This obligation includes, but is not limited to, all costs associated with technical, logistical, maintenance, cleaning, supplies, security, personnel, insurance, licenses and any other service or action essential to ensure the correct provision of the service and the proper development of the contracted activity. Additionally, any expense derived from legal, technical or administrative requirements that Cádiz CF must face due to the activity that is the subject of the Stadium Agreement will also be fully reimbursed by the Company, upon presentation of the appropriate supporting documents, including any costs of a fiscal or tax nature (including direct or indirect taxes that may eventually be claimed from the club) that Cádiz CF may incur in the future because of the execution the Stadium Agreement. The Stadium Agreement has a term of ten (10) years, and may be extended for additional periods. There are no fixed minimum recurring payments due by Nomadar to Cádiz CF under the Stadium Agreement. In 2025, we began recording revenue under the Stadium Agreement, in connection with purchase orders between ourselves and Cádiz CF. Other than as set forth above, the specific services to be performed by each party and the costs for such services have not been established and will be determined in the future, based upon the specific services to be provided.

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Mágico González Brand

As described herein, pursuant to an agreement between Jorge Alberto González (otherwise known as Mágico González) and Cádiz CF, dated September 12, 2022, Mr. González granted all trademark rights to “Mágico González” to Cádiz CF.

In August 2024, we entered into the MG License Agreement with Cádiz CF, granting us the exclusive rights, outside of Spain, to commercialize the MG Rights. Mágico González is a worldwide soccer star known by soccer fans around the world. Mágico played for Cádiz CF for many years before returning to Latin America.

We intend to launch the Mágico González brand in the U.S. in the second half of 2026, with e-commerce offerings beginning at such time.

Relationship Between Ourselves, Sportech, and Cádiz CF

We are majority owned by Sport City Cádiz, S.L. (“Sport City” or “Sportech”). Sportech is owned by Cádiz CF which is also a shareholder of ours. Therefore, we are a “controlled company” within the meaning of the listing rules of Nasdaq. We do not intend to rely on any exemptions from the corporate governance requirements that are available to controlled companies.

Cádiz CF and Sportech maintain various business relationships with us. For example:

●	We entered into the Sportech Loan, which provided that we may borrow up to $1 million from Sportech, from time to time. As of March 31, 2026, we had fully repaid the Sportech loan.
●	On November 1, 2024, we entered into an agreement with Sportech pursuant to which Sportech has agreed to provide up to $10 million to fund our business and operations in 2025, 2026, and 2027.
●	On October 30, 2024, we entered into an agreement with Cádiz CF, which granted us rights to use FP Financial Stadium, for the organization of events.
●	We entered into the HPT License Agreement and MG License Agreement with Cádiz CF whereby we license the rights to the Nomadar HPT and MG Rights from Cádiz CF in exchange for royalty payments.
●	On June 12, 2025, we entered into the Assignment Agreement with Sportech and Cadiz CF.
●	On November 10, 2025, Sportech entered into an urban development agreement with the Honorable City Council of El Puerto de Santa María, pursuant to which the City has agreed to enable the urban development of a plot of land (the “Property”) located at Puerto de Santa María, Spain. The Company is not a party to the urban development agreement. The Property is the intended site for the Sportech City project, which would include the JP Financial Arena. As of March 31, 2026, the Company paid a deposit amounting to $8,202,381 to Sportech which, will be applied to the intended lease agreement when and if executed.

As a result, we will continue to materially rely on the support of Sportech for additional capital in the near future, and we will have ongoing business and commercial relations with Sportech and Cádiz CF pursuant to the license arrangements.

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Results of Operations

We engaged in limited operations until 2025 when we began generating revenue from providing services under commercial contracts and purchase orders entered into in the ordinary course of business. On January 10, 2025, we entered into the Framework Agreement with Cádiz CF, whereby, among other things, Cádiz CF agreed to provide technical training staff for players enrolled in our programs, and we agreed to integrate our training methodologies into Cádiz CF’s training sessions. The Framework Agreement provides that Nomadar will: (i) coordinate the registration and enrollment of international players; (ii) manage accommodation for the players, (iii) coordinate with Cádiz CF technical staff; (iv) provide training equipment, and merchandising; and (v) integrate Nomadar’s training methodologies into the Cádiz CF training sessions. It further provides that Cádiz CF will: (i) provide coaching staff; (ii) integrate these international players into Cádiz CF youth academy teams; and (iii) organize matches. Pursuant to the Framework Agreement, each party shall issue the corresponding invoices, indicating the relevant service and concept. All specific services to be provided by Cádiz CF to Nomadar shall be paid for by Nomadar according to each player’s use and participation in each program. All specific services to be provided by Nomadar to Cádiz CF shall be paid for by Cádiz CF. The actual payments terms to be paid pursuant to the invoices under the Framework Agreement are not known at this time. The Framework Agreement is effective for three (3) years, renewable by written agreement; provided, however, that either party may terminate the Framework Agreement with 60 days’ prior written notice. On January 12, 2025, we entered into an agreement with EJB, whereby EJB agreed to enroll players into our training programs and we agreed to provide training and related services to these players. Other than the entry into these commercial agreements, substantially all activity for the period from August 8, 2023 (inception) through March 31, 2026 relates to our formation and the direct listing, transactions entered into to consummate the direct listing, as well as our efforts to execute our various license and fundraising agreements further described herein. We expect to generate non-operating income in the form of interest income on cash and cash equivalents as well as the note receivable with Sportech. As a now publicly listed company, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

Results of Operations for the Three months Ended March 31, 2026

	For the Three months Ended
	March 31,	March 31,	Three months
	2026	2025	Var ($)	Var (%)

Revenue	403,800	186,937	216,863	116%
Cost of sales	47,856	176,388	(128,532)	(73)%
Gross profit	355,944	10,549	345,395	3,274%

Operating expenses
General and administrative expenses	503,011	45,459	457,552	1,007%
Professional fees	559,300	253,997	305,303	120%
Sales and marketing expenses	48,333	-	48,333	100%
Loss (gain) on foreign currency transactions, net	24,065	(2,636)	26,701	(1,013)%
Total operating expenses	1,134,709	296,820	837,889	282%

Other expense, net	808,189	5,048	803,141	15,910%

Net loss	(1,586,954)	(291,319)	(1,295,635)	445%

Net Loss

During the first quarter of 2026 we had a net loss of $1,586,954 compared to a net loss of $291,319 during the first quarter of 2025. The primary driver of the increase in net loss was the increased non-cash loss from change in fair value of the convertible notes payable of $621,207 recorded within other expense. Additionally, our net loss increased due to an increase in operating expenses of $837,889.

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Revenues

We earned revenue of $403,800 during the three months ended March 31, 2026 compared to $186,937 in the three months ended March 31, 2025. The increase in revenue is mainly attributable to the commencement of our educational services offering through which we provide training initiatives in digital competencies aimed at professional sports and their business management. We recognized educational services revenue of $253,725 during the three months ended March 31, 2026. Additionally, during the first quarter of 2026 we recognized $52,500 of revenue from our Mágico González brand. Lastly, during the first quarter of 2026 we recognized $48,739 of revenue by licensing the naming rights to our Sportech City facility project. The increases in revenue were offset by a decrease of $138,101 in HPT training revenue due to differences in the timing and volume of our training contracts.

Cost of Sales

We incurred costs of sales of $47,856 during the three months ended March 31, 2026 compared to $176,388 in the three months ended March 31, 2025. The decrease in cost of sales was driven primarily by a decrease in HPT training services provided.

Operating Expenses

We had operating expenses of $1,134,709 and $296,820 during the three months ended March 31, 2026 and 2025, respectively. The increase of $837,889, or 282%, was driven by the expansion of our operational activities following our direct listing, an increase in professional fees of $305,303 and by the increase in our sales and marketing expenses of $48,333.

Liquidity and Capital Resources; Going Concern Consideration

As of March 31, 2026, we had $1,962,060 in cash and a working capital deficit of $4,733,516. We have incurred an operating loss for the three months ended March 31, 2026 of $778,765, and had cash outflow from operations of $180,699. As of March 31, 2026, we had an accumulated deficit of $5,766,825. Further, we expect to continue to incur significant costs in pursuit of our financing and acquisition plans. These conditions raise substantial doubt about our ability to continue as a going concern for a period of one year after the date of this filing.

The continuation as a going concern is dependent upon the continued financial support from our stockholders and debt holders. Specifically, continuation is contingent on our ability to obtain necessary equity or debt financing to continue operations, and ultimately our ability to generate profit from future sales and positive operating cash flows, which is not assured.

Our plans to address this uncertainty include obtaining future debt and equity financings. In addition, in November 2024, the Company entered into a binding capital contribution agreement with Sportech, as amended in June 2025, pursuant to which Sportech has agreed to provide up to $10 million to fund the business and operations of the Company in 2025, 2026, and 2027. As of the issuance date of these financial statements, the Company received the full $10 million in funding under the agreement with Sportech. On March 27, 2026, we entered into a subscription agreement with an unaffiliated third-party investor, pursuant to which the investor agreed to purchase, and we agreed to sell, up to $1.74 million of our class A common stock.

Lastly, we entered into a financing arrangement with a third party on May 20, 2025 pursuant to which the third party will purchase up to $30 million of our common stock, including funding a prepaid advance of $3 million, $0.5 million of which was funded at closing of the financing agreement on May 22, 2025, $0.5 million of which was funded on July 2, 2025, and $2 million of which was funded on November 4, 2025. Should we be unable to raise sufficient additional capital, we may be required to undertake cost-cutting measures to align with cash reserves, although there can be no guarantee that it will be successful in doing so. Accordingly, we may be required to raise additional cash through alternative debt or equity transactions. We may not be able to secure financing in a timely manner or on favorable terms, if at all. As a result, management’s plans cannot be considered probable and thus do not alleviate the substantial doubt about our ability to continue as a going concern.

Unless it is extended at the discretion of the holder, the maturity date of the Convertible Notes issued in connection with each Pre-Paid Advance is May 20, 2026. Yorkville may convert the Convertible Notes into shares of our common stock at any time at a fixed conversion price equal to $3.65, subject to the terms of the Convertible Notes.

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Cash Flows

The following table presents the major components of net cash flows used in and provided by operating, investing, and financing activities, for the three months ended March 31, 2026 and 2025, respectively.

	For the Three months Ended March 31,
	2026	2025
Net cash provided by (used in):
Operating activities	$(180,699)	$47,638
Investing activities	2,125,333	-
Financing activities	(60,737)	(21,196)
Net change in cash	$1,883,897	$26,442

Cash Flows from Operating Activities

For the three months ended March 31, 2026, we incurred a net loss of 1,586,954. Net cash used in operating activities was $180,699, consisting of $621,207 change in fair value of convertible notes payable, $97,971 amortization of the loan receivable premium, $152,126 foreign exchange loss on loan receivable, $156,940 foreign exchange loss on related party finance lease, $125,529 accretion of deferred liability – related party, $29,708 of interest on finance lease liability, and changes in operating assets and liabilities included a $389,035 increase in accounts receivable, $69,363 increase in interest receivable – related party, $115,357 increase in prepaid expenses and other current assets, $101,957 increase in accounts payable, $492,701 increase in accrued expenses, $156,863 decrease in direct listing fees payable, $65,129 increase in due to related party, and a $607,485 increase in deferred revenue. The increase in net loss is primarily due to the change in fair value of the convertible note payable.

For the three months ended March 31, 2025, we incurred a net loss of $291,319. Net cash provided by operating activities was $47,638. Changes in operating assets and liabilities included a $536,022 increase in accounts payable related to professional fees and costs of sales incurred, a $5,049 increase in interest payable - stockholder loan, and a $16,240 decrease in accounts receivable related to collection of an up-front fee on a stadium event contract and billed amounts pertaining to HPT program services rendered.

Cash Flows from Investing Activities

For the three months ended March 31, 2026, net cash provided by investing activities was $2,125,333. Net cash provided by investing activities was comprised of proceeds from the related party loan receivable of $2,628,223 offset by $500,000 payments in connection with an agreement with an investor and $2,890 for the purchase of equipment.

There were no investing activities during the three months ended March 31, 2025.

Cash Flows from Financing Activities

For the three months ended March 31, 2026, net cash used by financing activities was $60,737. Net cash used by financing activities was comprised of proceeds from issuance of common stock pursuant to subscription agreement of $1,938,257 and $3,770,278 of proceeds from issuance of common stock pursuant to a capital contribution agreement, offset by $41,964 of payments towards the finance lease, $4,934,912 of payments toward purchase option of related party finance lease, and $792,396 of payments toward the related party deferred liability.

For the three months ended March 31, 2025, net cash used in financing activities was $21,196. Net cash used in financing activities was comprised of payments made on a stockholder loan of $21,196.

Critical Accounting Policies and Estimates

Our significant accounting policies are summarized in Note 2, “Summary of Significant Accounting Policies” included within the Notes to our unaudited condensed consolidated financial statements included elsewhere in this quarterly report on Form 10-Q and in Note 2 to our audited annual financial statements included in the 2025 Form 10-K.

Other than the Revenue Recognition policy shown in Note 2, “Summary of Significant Accounting Policies” included within the Notes to our unaudited condensed consolidated financial statements included elsewhere in this quarterly report on Form 10-Q, there have been no significant changes in our critical accounting policies during the three months ending March 31, 2026 as compared with those previously disclosed in the 2025 Form 10-K.

27

Off-Balance Sheet Arrangements

We have no off-balance sheet financing arrangements.

Contractual Obligations

On September 1, 2023, the Company entered into a line of credit agreement with Sportech, allowing the Company to borrow up to $1,000,000 from Sportech, with an interest rate of 4.19% and which expires on December 31, 2029. As of March 31, 2026, the Company has $0 outstanding on the line of credit agreement.

In August 2024, the Company entered into two exclusive licensing agreements with Cádiz CF, the HPT License Agreement and the MG License Agreement. Each agreement has a term of twenty years, and can be terminated under mutual agreement between both Cádiz CF and Nomadar, or through a breach of the terms of the respective agreement. Pursuant to the HPT License Agreement, the Company will pay a royalty of 15% of the net sales, defined as sales revenue less cost of goods sold, obtained as remuneration for the use of the Nomadar HPT know-how regulated under the agreement. Pursuant to the MG License Agreement, the Company will pay a royalty of 15% of the net sales obtained as remuneration for the transfer of the trademark use regulated under the agreement. Payment will be made within thirty days of the fiscal year end.

In November 2024, the Company entered into a binding capital contribution agreement with Sportech, which was amended on June 12, 2025 (as amended, the “Contribution Agreement”), pursuant to which Sportech has agreed to provide for or otherwise arrange up to $10 million to fund the business and operations of the Company through 2027 (each funding date, a “Funding Date”), in each case conditioned on the then-current listing of the Company on a U.S. national stock exchange. On each Funding Date, in consideration for the cash contribution on such Funding Date, we will issue to Sportech a number of shares of common stock based upon the fair market value of the common stock on such Funding Date.

On May 20, 2025, the Company entered into the SEPA with a third party investor pursuant to which the third party may purchase up to $30 million of the Company’s Class A Common Stock, including funding a prepaid advance of $3 million, $0.5 million of which was funded at closing of the financing agreement on May 22, 2025, $0.5 million of which was funded on July 2, 2025, and $2 million of which was funded on October 31, 2025. Although the agreement was executed on May 20, 2025, the Company accounted for the transaction on the dates on which the funds were received in connection with the convertible notes issued under the SEPA. This recognition date aligns with US GAAP guidance, which requires financial instruments to be recognized when the entity becomes a party to the contractual provisions and the consideration is received.

On June 12, 2025, the Company entered into an Assignment Agreement with Cádiz CF for the assignment of a participative loan agreement to the Company. In exchange for the assignment of the Participative Loan, the Company agreed to pay Cádiz CF $1 million within 24 months from the date of the Assignment Agreement. As of March 31, 2026, the Company had fully repaid the $1 million deferred liability.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

None.

Item 4. Controls and Procedures

As required by Rules 13a-15(b) and 15d-15(b) under the Exchange Act, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Quarterly Report.

28

Because we recently completed our Direct Listing, management is still in the process of designing, implementing, and documenting our internal control framework in accordance with the requirements of the Exchange Act. Management has not yet completed its assessment of the operating effectiveness of these controls. However, based on the procedures performed to date, management has identified material weaknesses in our internal control over financial reporting, including deficiencies related to an insufficient internal review and monitoring over the financial close and reporting process.

As a result of the identified material weaknesses, management has concluded that our disclosure controls and procedures were not effective as of March 31, 2026.

Change in Internal Control over Financial Reporting

As a new public company, we are undertaking several initiatives to remediate the material weaknesses described above. These remediation efforts are ongoing, and we will continue to evaluate and improve our internal controls. Other than these ongoing remediation activities, there were no changes in our internal control over financial reporting during the quarter ended March 31, 2026 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings

From time to time, we may be involved in litigation that arises through the normal course of business. As of the date of this filing, we are not a party to any material litigation nor are we aware of any such threatened or pending litigation. We are not aware of any proceedings in which any of our directors, officers, affiliates or any registered or beneficial stockholders is an adverse party or has a material interest adverse to our interest.

Item 1A. Risk Factors

Our business is subject to various risks, including those described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, which we strongly encourage you to review (the “2025 Annual Report”). There have been no material changes from the risk factors described in the 2025 Annual Report.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

Rule 10b5-1 Trading Arrangements

None of the Company’s directors or officers adopted, modified or terminated a Rule 10b5-1 trading arrangement or a non-Rule 10b5-1 trading arrangement during the Company’s fiscal quarter ended March 31, 2026, as such terms are defined under Item 408(a) of Regulation S-K.

29

Entry into a Material Definitive Agreement

On May 13, 2026, the Board ratified the prior entry by the Company into two Remunerated Private Investment Agreements, dated March 4, 2026 (the “Media Firm Agreement”) and March 30, 2026 (the “Second Media Firm Agreement”), respectively. Each of the Media Firm Agreement and the Second Media Firm Agreement were entered into by and among the Company, Make A Mark SRL (the “Media Firm”), an entity owned by an investor in the Company, and Make Mark, LLC (the “US Media Firm”). Pursuant to the Media Firm Agreement, the Company gave the Media Firm $500,000 in connection with an advertising campaign for various clients managed through the Media Firm and its affiliated media operations. The $500,000 is repayable within thirty days, is renewable for additional thirty day periods up to one year, and earns a return, due to the Company and to be paid by the Media Firm at a rate 2.7% every thirty days. The Media Firm Agreement is guaranteed with certain contracts between the Media Firm and the Media Firm’s clients, and further guaranteed, jointly and severally, by the investor, the Media Firm, and the US Media Firm.

The foregoing is merely a summary of the Media Firm Agreement and the Second Media Firm Agreement, and is qualified in its entirety by reference to the full text of each document, which are filed hereto as Exhibit 10.4 and Exhibit 10.5, respectively.

Item 6. Exhibits

Exhibit Index

Exhibit No.	Description
10.1#	Form of Subscription Agreement between the Company and the investor thereto, dated February 27, 2026, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 5, 2026.
10.2#	Assignment Agreement of Naming Rights, dated March 3, 2026, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 16, 2026.
10.3	Form of Subscription Agreement between the Company and the investor thereto, dated March 27, 2026, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 30, 2026.
10.4	Remunerated Private Investment Agreement, between the Company, Make Mark LLC, and Make a Mark Events SRL, dated March 4, 2026.
10.5	Remunerated Private Investment Agreement, between the Company, Make Mark LLC, and Make a Mark Events SRL, dated March 30, 2026.
31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** The certifications attached as Exhibits 32.1 and 32.2 that accompany this Quarterly Report are not deemed filed with the SEC and are not to be incorporated by reference into any filing of Nomadar Corp. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Quarterly Report, irrespective of any general incorporation language contained in such filing.

# As permitted by Regulation S-K, Item 601(b)(10)(iv)of the Securities Exchange Act of 1934, as amended, certain confidential portions of this exhibit have been redacted from the publicly filed document.

30

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nomadar Corp.

Date: May 15, 2026	By:	/s/ Rafael Contreras

Chief Executive Officer (principal executive officer)

Date: May 15, 2026	By:	/s/ Carlos Lacave

Chief Financial Officer (principal financial and accounting officer)

31

Exhibit 10.4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

REMUNERATED PRIVATE INVESTMENT AGREEMENT

In Madrid, Spain on March 4th, 2026.

PARTIES

On the one hand

Mr. Rafael Jesús Contreras Chamorro with ID NUM. [***], acting in the name and on behalf of the company NOMADAR CORP, with TAX ID EIN: 99-3383359, domiciled for these purposes in United States, in the State of Texas is 5015 Hwy 59 N, Marshall, 75670.

And, on the other hand

[***], of legal age, of Mexican nationality, domiciled for these purposes in Madrid, and holding Mexican passport no. [***] and Spanish NATIONAL ID FOR FOREIGNERS (NIE) [***]. He acts in his own name and right, hereinafter referred to as the Entrepreneur, and, at the same time, in his capacity as sole shareholder and sole administrator of the Spanish company MAKE MARK LLC., with TAX ID (EIN) number [***], and domiciled at [***], (hereinafter referred to as “the Depositary”) and of the Mexican company MAKE A MARK EVENTS SRL, duly incorporated and registered in the Mexican Mercantile Registry with electronic mercantile folio no. [***], with federal taxpayer registration number [***], domiciled at [***] (hereinafter, referred to as “the Company”), which is a company part of the [***], wholly owned by the Entrepreneur. All of them are jointly referred to as “the Parties”.

The Parties acknowledge having sufficient legal capacity to contract and undertake obligations.

RECITALS

I.- That the Company’s purpose is the management and commercialization of advertising spaces and events in American media and it is fully responsible for the management of investments in the media.

II. That the Company has service contracts with its top-tier clients and is willing to assign to third parties [***] percent ([***]%) of the investment required for the execution of the client contract portfolio, with the objective of continuing to grow, for which it is willing to open its high-yield business portfolio to third parties through an investment instrument, [***].

III.- That the Depositary is a Spanish company under the exclusive corporate control of the same partner who is the exclusive owner of the share capital of the Company and the [***].

IV.- That the Parties have agreed to formalize this remunerated private investment agreement, by which the Investor shall deliver to the Company the amount of 500.000,00 $ (FIVE HUNDRED THOUSAND AMERICAN DOLLARS), to obtain an agreed remuneration, according to the covenants and conditions established in the following

CLAUSES

FIRST.- PURPOSE. The purpose of this contract is to regulate the Investor’s remunerated private investment, by means of a fixed interest rate, in the Company’s service contracts with its clients.

The Investor undertakes, upon signing this contract, to deliver the agreed investment amount of 500.000,00 $ (FIVE HUNDRED THOUSAND AMERICAN DOLLARS), to the Depositary. The Depositary shall remit and certify to the Investor the full investment amount’s remittance to the Company, to finance the costs of providing the services under the contract with the client [***]according to the purchase order attached as Annex 1. The Company, the Depositary, and the Entrepreneur are jointly and severally liable to reimburse said amount under the terms and conditions set forth in the following clauses.

The Company shall periodically inform and, in any case, within 24 hours, at the Investor’s request, about the progress of the service provision and the investment, assigning a Company manager for such monitoring and information, who is identified in Annex 1. The Entrepreneur and the Company’s Finance Director shall be fully available to the Investor to supplement any information in any case.

SECOND.- DELIVERY. The Investor undertakes to deliver the investment amount, by bank transfer, to the Make Mark LLC’s [***] Bank account [***] owned by the Depositary, which shall take place at the time of signing this Agreement.

THIRD.- INTEREST. The granted investment shall accrue interest in favor of the Investor, which shall be calculated and paid by the Company as follows:

3.1.- Interest Period. The interest period is monthly, quarterly, or semi-annually, depending on the case.

3.2.- Interest Rate. The interest for 30 days is 2,7% (TWO POINT SEVEN percent) of the investment amount.

3.3.- Accrual and Payment of Interest. Accrual occurs every [***] days ([***] days) from the effective deposit of the investment amount into the account designated in Clause SECOND, without prejudice to the possibility of accumulation.

The Investor, should they wish to accumulate said accrual, must notify [***] days prior to the corresponding accrual for restitution purposes.

FOURTH.- DURATION. The duration of the investment regulated by this contract is 30 days, renewable for the same period up to a maximum of one year. The Company shall provide continuous information on the progress of the service provision and the evolution of the investment.

In case of investment renewal, the restitution of the investment shall occur upon the expiration of the renewal term, and that of the interest, at the Investor’s option, monthly, every [***] months, or every [***] months, as applicable, from the date of this contract or upon the expiration of the investment renewal term.

FIFTH.- RESTITUTION. The Depositary shall return, by bank transfer to the Investor’s account [***] ([***] Bank), the investment amount, plus the agreed interest, totaling 500.000,00 $ (FIVE HUNDRED THOUSAND AMERICAN DOLLARS), plus 2,7% every 30 days, unless extended by written agreement of the Parties, in accordance with what was agreed in Clauses Fourth and Third 3.3.

SIXTH.- FULL GUARANTEE. The investment and its restitution, with the agreed interest, are fully guaranteed by the pledging of the Company’s contracts with its clients for an amount corresponding to the invested volume, as per Annex 1.

Furthermore, the Company, the Depositary, and the Entrepreneur jointly and severally guarantee the fulfillment of this contract and all its obligations, including especially those of restitution and payment of the agreed interest on time, [***].

SEVENTH.- EXPENSES AND TAXES. [***].

EIGHTH.- DATA PROTECTION AND CONFIDENTIALITY. The Parties are subject to Spanish data protection legislation. Neither Party shall inform, disclose, or publish this contract to third parties unless there is an express agreement between the Parties to that effect or a final express resolution from a competent judicial or administrative authority.

NINTH.- APPLICABLE LAW AND JURISDICTION. With express waiver of any other jurisdiction that might otherwise correspond to them, for any dispute that may arise from the existence, validity, nullity, fulfillment, execution, or interpretation of this contract, the Parties expressly submit to the jurisdiction and competence of the Courts of the city of Madrid (Spain), with this contract being subject to Spanish law.

And, in witness thereof, the Parties sign this Agreement, in duplicate and with a single effect, in In Madrid, Spain on March 4th, 2026.

Signed: Mr. Rafael Jesús Contreras Chamorro, acting in the name and on behalf of the company NOMADAR CORP.

/s/ Rafael Jesús Contreras Chamorro

March 10, 2026

Signed: Make a Mark SRL

/s/ Make a Mark SRL

March 10, 2026

ANNEX 1

[***]

Exhibit 10.5

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

REMUNERATED PRIVATE INVESTMENT AGREEMENT

In Madrid, Spain on March 30th, 2026.

PARTIES

On the one hand

Mr. Rafael Jesús Contreras Chamorro with ID NUM. [***], acting in the name and on behalf of the company NOMADAR CORP, with TAX ID EIN: 99-3383359, domiciled for these purposes in United States, in the State of Texas is 5015 Hwy 59 N, Marshall, 75670.

And, on the other hand

[***], of legal age, of Mexican nationality, domiciled for these purposes in Madrid, and holding Mexican passport no. [***] and Spanish NATIONAL ID FOR FOREIGNERS (NIE) [***]. He acts in his own name and right, hereinafter referred to as the Entrepreneur, and, at the same time, in his capacity as sole shareholder and sole administrator of the Spanish company MAKE MARK LLC., with TAX ID (EIN) number [***], and domiciled at [***], (hereinafter referred to as “the Depositary”) and of the Mexican company MAKE A MARK EVENTS SRL, duly incorporated and registered in the Mexican Mercantile Registry with electronic mercantile folio no. [***], with federal taxpayer registration [***], domiciled at [***] (hereinafter, referred to as “the Company”), which is a company part of the [***], wholly owned by the Entrepreneur. All of them are jointly referred to as “the Parties”.

The Parties acknowledge having sufficient legal capacity to contract and undertake obligations.

RECITALS

I.- That the Company’s purpose is the management and commercialization of advertising spaces and events in American media and it is fully responsible for the management of investments in the media.

II. That the Company has service contracts with its top-tier clients and is willing to assign to third parties [***] percent ([***]%) of the investment required for the execution of the client contract portfolio, with the objective of continuing to grow, for which it is willing to open its high-yield business portfolio to third parties.

III.- That the Depositary is a Spanish company under the exclusive corporate control of the same partner who is the exclusive owner of the share capital of the Company and the [***].

IV.- That the Parties have agreed to formalize this remunerated private investment agreement, by which the Investor shall deliver to the Company the amount of 500.000,00 $ (FIVE HUNDRED THOUSAND AMERICAN DOLLARS), to obtain an agreed remuneration, according to the covenants and conditions established in the following

CLAUSES

FIRST.- PURPOSE. The purpose of this contract is to regulate the Investor’s remunerated private investment, by means of a fixed interest rate, in the Company’s service contracts with its clients. The Investor undertakes, upon signing this contract, to deliver the agreed investment amount of 500.000,00 $ (FIVE HUNDRED THOUSAND AMERICAN DOLLARS), to the Depositary. The Depositary shall remit and certify to the Investor the full investment amount’s remittance to the Company, to finance the costs of providing the services under the contract with the client [***]according to the purchase order attached as Annex 1. The Company, the Depositary, and the Entrepreneur are jointly and severally liable to reimburse said amount under the terms and conditions set forth in the following clauses.

The Company shall periodically inform and, in any case, within 24 hours, at the Investor’s request, about the progress of the service provision and the investment, assigning a Company manager for such monitoring and information, who is identified in Annex 1. The Entrepreneur and the Company’s Finance Director shall be fully available to the Investor to supplement any information in any case.

SECOND.- DELIVERY. The Investor undertakes to deliver the investment amount, by bank transfer, to the Make Mark LLC’s [***] Bank account [***] owned by the Depositary, which shall take place at the time of signing this Agreement.

THIRD.- INTEREST. The granted investment shall accrue interest in favor of the Investor, which shall be calculated and paid by the Company as follows:

3.1.- Interest Period. The interest period is monthly, quarterly, or semi-annually, depending on the case.

3.2.- Interest Rate. The interest for 30 days is 2,7% (TWO POINT SEVEN percent) of the investment amount.

3.3.- Accrual and Payment of Interest. Accrual occurs every [***] days ([***] days) from the effective deposit of the investment amount into the account designated in Clause SECOND, without prejudice to the possibility of accumulation.

The Investor, should they wish to accumulate said accrual, must notify [***] days prior to the corresponding accrual for restitution purposes.

FOURTH.- DURATION. The duration of the investment regulated by this contract is 30 days, renewable for the same period up to a maximum of one year. The Company shall provide continuous information on the progress of the service provision and the evolution of the investment.

In case of investment renewal, the restitution of the investment shall occur upon the expiration of the renewal term, and that of the interest, at the Investor’s option, monthly, every [***] months, or every [***]months, as applicable, from the date of this contract or upon the expiration of the investment renewal term.

FIFTH.- RESTITUTION. The Depositary shall return, by bank transfer to the Investor’s account [***] ([***] Bank), the investment amount, plus the agreed interest, totaling 500.000,00 $ (FIVE HUNDRED THOUSAND AMERICAN DOLLARS), plus 2,7% every 30 days, unless extended by written agreement of the Parties, in accordance with what was agreed in Clauses Fourth and Third 3.3.

SIXTH.- FULL GUARANTEE. The investment and its restitution, with the agreed interest, are fully guaranteed by the pledging of the Company’s contracts with its clients for an amount corresponding to the invested volume, as per Annex 1.

Furthermore, the Company, the Depositary, and the Entrepreneur jointly and severally guarantee the fulfillment of this contract and all its obligations, including especially those of restitution and payment of the agreed interest on time, [***].

SEVENTH.- EXPENSES AND TAXES. [***].

EIGHTH.- DATA PROTECTION AND CONFIDENTIALITY. The Parties are subject to Spanish data protection legislation. Neither Party shall inform, disclose, or publish this contract to third parties unless there is an express agreement between the Parties to that effect or a final express resolution from a competent judicial or administrative authority.

NINTH.- APPLICABLE LAW AND JURISDICTION. With express waiver of any other jurisdiction that might otherwise correspond to them, for any dispute that may arise from the existence, validity, nullity, fulfillment, execution, or interpretation of this contract, the Parties expressly submit to the jurisdiction and competence of the Courts of the city of Madrid (Spain), with this contract being subject to Spanish law.

And, in witness thereof, the Parties sign this Agreement, in duplicate and with a single effect, in In Madrid, Spain on March 30th, 2026.

Signed: Mr. Rafael Jesús Contreras Chamorro, acting in the name and on behalf of the company NOMADAR CORP.

/s/ Rafael Jesús Contreras Chamorro

March 30, 2026

Signed: Make a Mark SRL

/s/ Marke a Mark SRL

March 30, 2026

ANNEX 1

[***]

Exhibit 31.1

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Rafael Contreras, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Nomadar Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Omitted;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 15, 2026	By:	/s/ Rafael Contreras

Rafael Contreras Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Carlos Lacave, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Nomadar Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Omitted;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 15, 2026	By:	/s/ Carlos Lacave

Carlos Lacave Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Nomadar Corp. (the “Company”) on Form 10-Q for the period ending March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2026	By:	/s/ Rafael Contreras

Rafael Contreras Chief Executive Officer (Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Nomadar Corp. (the “Company”) on Form 10-Q for the period ending March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2026	By:	/s/ Carlos Lacave

Carlos Lacave Chief Financial Officer (Principal Financial and Accounting Officer)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2026

NOMADAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42924	99-3383359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5015 Highway 59 N

Marshall, Texas 75670

(Address of principal executive offices)

Registrant’s telephone number, including area code: (323) 672-4566

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	NOMA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2026, Nomadar Corp., a Delaware corporation (the “Company” or “Nomadar”) and Sport City Cádiz S.L., the Company’s controlling shareholder (“Sportech”) entered into an addendum to that certain Land Lease Agreement and Purchase Option dated November 17, 2025 (the “Agreement”), by and between the Company and Sportech (the “Addendum”), pursuant to which Sportech has agreed to lease the Company a plot of land located at Puerto de Santa María, Spain (the “Property”) for an initial term of three years, which may be extended for an additional two year period by mutual agreement between the Company and Sportech. The Property is the intended site for the Company’s JP Financial Arena real estate development project. The Addendum provides that the purchase option set forth in the Agreement may be exercised in increments over the course of the term of the Agreement, so long as each purchase option is not for less than 100,000 square meters of the Property. Simultaneously with the execution of the Addendum, the Company and Sportech entered into a binding purchase option, whereby the Company agreed to purchase 130,000 square meters of the Property from Sportech for €3,792,100 (approximately $4.45 million) within 90 days from the date of the purchase option. The Board of Directors of the Company (the “Board”) and the Audit Committee of the Board each approved and ratified the execution of the Addendum and the purchase option on April 12, 2026.

A copy of the Addendum is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the purchase option is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 1.01 are intended to be summaries only and are qualified in their entirety by reference to the Addendum and the purchase option.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. This forward-looking information relates to future events or future performance of Nomadar including but not limited to the final payment by Nomadar to Sportech for the purchase of a portion of the Property pursuant to the Addendum and the purchase option. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “aim”, “seek”, “is/are likely to”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other comparable terminology intended to identify forward-looking statements. Forward-looking statements are based on certain assumptions and analyses made by the management of Nomadar in light of its experience and understanding of historical trends and current conditions and other factors management believes are appropriate to consider, which are subject to risks and uncertainties. Although Nomadar’s management believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and actual results may vary materially from the forward-looking information presented. Given these risks and uncertainties underlying the assumptions made, prospective purchasers of Nomadar’s securities should not place undue reliance on these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, Nomadar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on Nomadar’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Potential investors should read this document with the understanding that Nomadar’s actual future results may be materially different from what is currently anticipated. The Company cautions investors that actual results may differ materially from those anticipated and encourages investors to review other factors that may affect its future results in the Registration Statement and other filings with the SEC, available at www.sec.gov.

Item 7.01	Regulation FD Disclosure.

On April 14, 2026, the Company issued a press release announcing the execution of the Addendum and the purchase option (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K, and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01, and in the Press Release attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Addendum No. 1 to Land Lease Agreement and Purchase Option dated April 9, 2026, by and between Nomadar Corp. and Sport City Cádiz S.L.
10.2	Purchase Option dated April 9, 2026, by and between Nomadar Corp. and Sport City Cádiz S.L.
99.1	Press Release dated April 14, 2026
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nomadar Corp.
Date: April 14, 2026
	By:	/s/ Rafael Contreras
	Name:	Rafael Contreras
	Title:	Chief Executive Officer

Exhibit 10.1

ADDENDUM TO A LAND LEASE AGREEMENT

Sport City Cadiz, S.L.

As Landlord

Nomadar Corp, Sucursal en España

As Tenant

April 9, 2026

Contents

1.	Purchase Option	2

2.	Amendment to the Purchase Option exercise formalities	2

3.	Ratification of the Lease Agreement	2

4.	Applicable law and jurisdiction	2

ADDENDUM TO A LAND LEASE AGREEMENT WITH PURCHASE OPTION

In Cádiz, on April 9, 2026

by and between

(1)	Mr. Joaquín Martín Perles of Spanish nationality, with professional address for this purpose in Campus “El Madrugador”, Ctra. El Portal A-2002, Km. 1,5, El Puerto de Santa María, 11500 and with Spanish National Identification Card number 34.005.384E.

(2)	Mr. Manuel Ignacio Díaz Charlo, of Spanish nationality, with professional address for this purpose in Calle Portugal, 2 Pol. Ind. El Trocadero, Puerto Real, 11519 Cádiz, Spain and with Spanish National Identification Card number 34.048.010Y.

they appear in the following capacities

(1)	Mr. Manuel Ignacio Díaz Charlo on behalf of the company SPORT CITY CADIZ, S.L. (hereinafter, the Landlord or the Seller) a company incorporated under the laws of Spain, with registered office at Calle Portugal, 2 Pol. Ind. El Trocadero, Puerto Real, 11519 Cádiz, Spain, registered with the Commercial Registry of Cádiz under volume 2421, sheet CA-59567, page 221 and holder of Spanish Tax ID number B67967661.

Mr. Manuel Ignacio Díaz Charlo acts in the capacity of CEO, by virtue of Sport City Cadiz, S.L.

(2)	Mr. Joaquín Martín Perles on behalf of the company NOMADAR Corp. Sucursal en España (hereinafter, the Tenant or the Optionee), a company incorporated under the laws of Delaware, USA, with registered office at El Puerto de Santa María, registered with the Commercial Registry of Cadiz: date: 16-1-2025, Protocol 124; Registration 2nd: CA-65550 and holder of Spanish Tax ID number W0308287B.

Mr. Joaquín Martín Perles acts in the capacity of CEO of the Americas & Global Vice Chairman, by virtue of NOMADAR Corp. Sucursal en España.

The Landlord and Tenant shall be jointly referred to as the Parties.

The Parties recognise in each other sufficient powers and capacity to enter into this addendum (the Addendum) and to this end

WHEREAS

(A)	That, on 17 November 2025, the Parties entered into a land lease agreement with purchase option over a plot of land located at Puerto de Santa María, Spain (the Lease Agreement). The Lease Agreement included the lease of the plot registered with the Land Registry unit 7,847 of the Land Registry number 4 of “Puerto de Santa María” and corresponds with the cadastral reference number 11027A011000890000FG.

32

(B)	That, under Clause 10 of the Lease Agreement grants the Optionee an exclusive purchase option over the Plot (as defined in the Agreement) under certain terms and conditions (the Purchase Option).

(C)	The Parties have reached certain commercial agreements with regards the Purchase Option and, in that regard wish to amend the terms and conditions of Clause 10 of the Agreement as set forth in this Addendum.

(D)	All capitalised terms used but not defined in this Addendum shall have the meanings ascribed to them in the Agreement.

CLAUSES

1.	Purchase Option

The Parties agree to amend Clause 10.1 of the Lease Agreement so that the Purchase Option may be exercised by the Optionee on one or several occasions, provided that each exercise shall relate to a surface area of no less than one hundred thousand square meters (100,000 sqm) of the Plot, as agreed under Clause 10.1 of the Lease Agreement.

For clarification purposes, the Optionee shall be entitled to exercise the Purchase Option partially, over one or more portions of the Plot, at different times during the Term (as defined in the Agreement), subject always to the minimum surface requirement set forth above and to the remaining terms and conditions of Clause 10 of the Lease Agreement, which shall continue to apply to each exercise of the Purchase Option.

2.	Amendment to the Purchase Option exercise formalities

The Parties agree to amend the Clause 10.2 (paragraph 2) of the Lease Agreement, so that, from the execution of this Addendum, it reads as follows:

“Upon receipt of the Notification by the Seller, the Parties will formalize the transfer of the Plot or, as applicable, the part of the Plot, in favour of the Optionee in a maximum term of ninety (90) business days following the Notification, at the Notary selected by the Optionee, through the relevant sale and purchase deed (the SPD).”

3.	Ratification of the Lease Agreement

The Parties expressly acknowledge that this Addendum constitutes a novation of a modificatory nature (novación modificativa) and not an extinctive novation of the Lease Agreement. Accordingly, the Parties confirm and ratify that the Lease Agreement shall continue in full force and effect between the Parties, and only the matters expressly regulated in this Addendum shall be affected hereby, without this Addendum affecting or modifying in any way the remaining terms and conditions agreed in the Lease Agreement.

4.	Applicable law and jurisdiction

The Addendum and the rights and obligations of or relating to the same shall be governed by and interpreted in accordance with the Spanish common law.

For the resolution of any issues that may arise in connection with this Addendum, both Parties submit to the jurisdiction of the Courts and Tribunals of the place where the Plot is located, expressly waiving any other jurisdiction that may correspond to them.

33

In witness whereof the parties sign this Addendum in two identical counterparts at the place and on the date indicated above.

THE LANDLORD	THE TENANT

Mr. Manuel Ignacio Diaz Charlo	Mr. Joaquin Martin Perles
CEO, Sport City Cadiz	CEO of the Americas &
Global Vice Chairman, Nomadar Corp.

34

Exhibit 10.2

NOMADAR Corp. Sucursal en España

SPORT CITY CADIZ, S.L.

Calle Portugal, 2 Pol. Ind. El Trocadero, Puerto Real

11519, Cádiz, Spain

Att: Mr. Manuel Ignacio Díaz Charlo

Cádiz, on April 9, 2026

RE: Exercise of the Purchase Option under the plot of land lease agreement

Dear Sir,

We would like to communicate that, in accordance with the Lease Agreement enter into on 17 November 2025 with you, and the addendum subscribed on April 9, 2026, Nomadar Corp. Sucursal en España (“Nomadar”) will exercise the purchase option over a portion of 130,000 square meters of the relevant plot.

The proposed transaction will be completed no later than ninety (90) business days from the date hereof, under the terms and conditions of the Lease Agreement and, once completed, both the Parties (as defined in the Lease Agreement) shall be owners of the plot in undivided shared (proindiviso) as foreseen in Clause 10.3 of the Lease Agreement.

The Purchase Price will amount to € 3,792,100, plus the applicable taxes and costs.

We remain at your disposal to answer any questions you may have about this binding offer for the partial acquisition of the plot. In case of conformity, please send us a copy of this document duly signed and dated.

Sincerely,

CEO Americas &

Global Vice Chairman, Nomadar Corp.

Mr. Joaquin Martin Perles

Received and agreed, in El Puerto de Santa Maria on April 9, 2026

Sport City Cadiz

Mr. Manuel Ignacio Diaz Charlo

35

Exhibit 99.1

Nomadar Executes Binding Offer to Exercise Purchase Option for 130,000 sqm at JP Financial Arena Site, Advancing Flagship European Sports & Entertainment Platform

Milestone strengthens control over strategic 291,000  sqm development footprint in El Puerto de Santa María (Cádiz, Spain), advancing a large-scale destination infrastructure asset at the intersection of global tourism, sports, and live-event economies

MARSHALL, Texas – April 14, 2026 – Nomadar Corp. (NASDAQ: NOMA) (“Nomadar” or the “Company”), a global sports, tourism, and technology platform, today announced that it has signed a binding offer to execute the purchase option over approximately 130,000 square meters of land currently under a lease agreement with option to buy from Sport City Cádiz.

The land represents a significant portion of the total 291,000 square meters included in the original agreement between the parties and marks a critical step toward securing the full development footprint of the Company’s flagship JP Financial Arena project. Nomadar expects to formally execute the purchase within 90 business days, in accordance with contractual terms.

This transaction represents a foundational milestone in Nomadar’s strategy to establish a large-scale, multi-use destination infrastructure platform integrating sports, entertainment, tourism, and digital engagement. By consolidating control over a substantial portion of the project footprint, Nomadar is advancing what it expects will become a high-visibility international venue asset designed to serve multiple global demand channels across events, hospitality, and experiential offerings.

The JP Financial Arena is being developed as an international hub for cultural and sporting events, concerts, conferences, and corporate gatherings within the MICE tourism segment, alongside high-performance sports training and experiential offerings. The project is designed to combine physical infrastructure with scalable digital and commercial ecosystems, positioning Nomadar to participate in multiple high-growth verticals tied to global event-driven economies.

Located in El Puerto de Santa María (Cádiz, Spain), the site benefits from a strategic geographic position connecting Europe, North America, and Latin America. The broader Andalusia region is one of Europe’s leading tourism destinations, with Spain welcoming approximately 95 million international visitors in 2025, while Andalusia consistently attracts over 30 million visitors annually, reinforcing long-term  demand fundamentals for destination-scale infrastructure projects of this nature.

This milestone builds on recent operational and financial momentum. As previously announced, Nomadar has entered into commercial agreements which represent approximately $2 million for 2026, more than double the Company’s total revenue for 2025; and has secured approximately $7.3 million in new capital from strategic investors, strengthening its financial position to advance key initiatives, including the JP Financial Arena development.

Joaquin Martin, CEO of the Americas and Global Vice Chairman of Nomadar, stated:

“Securing a substantial portion of the land required for the JP Financial Arena is an important new milestone we have achieved as we continue to build momentum in our business. This step strengthens our ability to advance one of our most strategic assets and reinforces our position at the intersection of global tourism, large-scale events, and sports-driven experiences. We believe this project has the potential to evolve into a premier destination platform serving international audiences across multiple sectors.”

Nomadar continues to execute a disciplined, multi-phase development strategy, aligning land acquisition, capital deployment, and project planning to support long-term value creation and scalable platform expansion.

II-36

About Nomadar

Nomadar Corp. is a U.S.-based company operating at the intersection of sports, tourism, technology, and health. A subsidiary of Cádiz CF, a 115-year-old professional soccer club competing in La Liga, Nomadar develops innovative projects that connect global audiences through experiences that combine health, entertainment, and digital engagement.

The Company is also advancing the JP Financial Arena real estate development project for a multi-purpose event center in southern Europe, designed to host international sports, cultural, and corporate events. Nomadar’s mission is to create sustainable, technology-driven platforms that enhance the connection between sports, community, and health.

Safe Harbor Statement

This Press Release includes “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. This forward-looking information relates to future events or future performance of Nomadar and reflects management’s expectations and projections regarding Nomadar’s growth, results of operations, performance, and business prospects and opportunities, including but not limited to statements regarding the Company’s revenues for 2026, strategic investments in the Company and the potential benefits thereof, closing of the Company’s binding offer to acquire land, and statements related to the desirability of the Company’s commercial real estate portfolio. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “aim”, “seek”, “is/are likely to”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other comparable terminology intended to identify forward-looking statements. Forward- looking statements are based on certain assumptions and analyses made by the management of Nomadar in light of its experience and understanding of historical trends and current conditions and other factors management believes are appropriate to consider, which are subject to risks and uncertainties. Although Nomadar’s management believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and actual results may vary materially from the forward-looking information presented. Given these risks and uncertainties underlying the assumptions made, prospective purchasers of Nomadar’s securities should not place undue reliance on these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, Nomadar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on Nomadar’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Potential investors should read this document with the understanding that Nomadar’s actual future results may be materially different from what is currently anticipated. The Company cautions investors that actual results may differ materially from those anticipated and encourages investors to review other factors that may affect its future results in the Company´s filings with the SEC, available at www.sec.gov. Further descriptions of these risks and uncertainties can be found in the Company’s most recent Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2026, and in subsequent filings with and submissions to, the SEC, as the same may be amended and supplemented from time to time, which are available at www.sec.gov. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

Public Relations/Strategic Advisory

Phoenix MGMT & Consulting

PR@PhoenixMGMTconsulting.com

Media Contact

Fatema Bhabrawala

Director of Media Relations, Alliance Advisors

fbhabrawala@allianceadvisors.com

Investor Contacts

investor.relations@nomadar.com
or

Richard Land, Alliance Advisors

nomaIR@allianceadvisors.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

NOMADAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42924	99-3383359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5015 Highway 59 N

Marshall, Texas 75670

(Address of principal executive offices)

Registrant’s telephone number, including area code: (323) 672-4566

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	NOMA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Directors

Effective April 22, 2026, the board of directors (the “Board”) of Nomadar Corp., a Delaware corporation (the “Company” or “Nomadar”), following the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed José Manuel Calderón as a member of the Board, until the Company’s next annual meeting of stockholders or until Mr. Calderón’s successor is duly elected and qualified. Mr. Calderón was also appointed as a member of each of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board and the Nominating Committee.

Mr. Calderón, age 44, has served as a business executive, investor and strategic advisor following a distinguished international professional basketball career spanning approximately two decades. Mr. Calderón currently serves as a special advisor to the front office and basketball operations of the Cleveland Cavaliers of the National Basketball Association, a role he has held since 2022, where he provides strategic and operational guidance to senior leadership. In addition to his advisory role, Mr. Calderón has served on the board of directors of SOL Strategies Inc. (NASDAQ: STKE), a publicly traded company focused on blockchain infrastructure and investment. Mr. Calderón is also an active entrepreneur and investor. He is a co-founder of multiple ventures, including OWQLO and other sports, technology, and wellness-related businesses, and serves as an owner, president, partner, and brand ambassador across several organizations. His business activities have focused on leveraging technology, data, and sports platforms to drive growth and innovation. Prior to his business career, Mr. Calderón played professional basketball internationally as a member of the Spanish national team, winning three Olympic medals, and in the National Basketball Association, with teams including the Toronto Raptors, Los Angeles Lakers, and New York Knicks.

The Nominating Committee and the Board believe that Mr. Calderon’s significant experience in professional sports and contacts in the industry provides valuable operational, leadership, strategy and management skills to the Board.

There is no arrangement or understanding between Mr. Calderon and any other person pursuant to which Mr. Calderon was selected and appointed by the Board and there is no family relationship between Mr. Calderon and any of the Company’s directors or executive officers. The Company is not aware of any transaction involving Mr. Calderon which would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Mr. Calderon will receive compensation similar to the other non-employee members of the Board as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission on March 31, 2026 (the “Annual Report”), and will execute a standard indemnity agreement with the Company substantially in the form filed as an exhibit to the Annual Report.

Resignation of Director

On April 22, 2026, in connection the appointment of Mr. Calderon, Antonio Lobon resigned as a member of the Board, as the chair of the Audit Committee of the Board, and as a member of each of the Compensation Committee of the Board and the Nominating Committee. The resignation of Mr. Lobon was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board and the Company are deeply grateful for Mr. Lobon’s service, dedication, and contributions to the Company. Javier Sánchez, a member of the Audit Committee, was appointed as Chair of the Audit Committee at the time of Mr. Calderon’s resignation.

Item 7.01. Regulation FD Disclosure.

On April 23, 2026, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1, announcing the appointment of Mr. Calderon to the Board. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 23, 2026
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nomadar Corp.
Date: April 23, 2026
	By:	/s/ Rafael Contreras
	Name:	Rafael Contreras

Exhibit 99.1

NOMADAR APPOINTS FORMER NBA STAR JOSÉ MANUEL CALDERÓN TO BOARD OF DIRECTORS, ADVANCING GLOBAL SPORTS, TECHNOLOGY, AND CAPITAL MARKETS STRATEGY

Appointment of former NBA star and global investor reinforces Nomadar’s institutional positioning and supports execution of its European flagship development and multi-asset platform strategy

MARSHALL, Texas – April 23, 2026 – Nomadar Corp. (NASDAQ: NOMA) (“Nomadar” or the “Company”), a global platform operating at the intersection of sports, tourism, technology, and infrastructure, today announced the appointment of José Manuel Calderón to its Board of Directors, effective immediately.

Calderón brings a differentiated combination of elite global sports experience, cross-border business leadership, and capital markets familiarity, strengthening the Company’s governance as it advances a long-term strategy focused on building a scalable, multi-asset platform across Europe and international markets.

“We are very pleased to welcome José Manuel Calderón to our Board at a pivotal moment in Nomadar’s evolution as a publicly traded company,” said Rafael Contreras, Executive Co-Chairman of Nomadar. “José brings a unique combination of global sports leadership, entrepreneurial experience, and public market perspective. As we continue to advance our European flagship development and expand our broader platform strategy, we believe his insight and international network will support our execution and further strengthen our positioning with institutional investors.”

Over a 14-year career in the NBA, Calderón played for leading franchises including the Toronto Raptors, New York Knicks, and Los Angeles Lakers. He is widely recognized as one of the most efficient international point guards of his generation and holds the NBA’s all-time single-season free throw percentage record.

Internationally, Calderón is among the most accomplished players in Spanish basketball history, with multiple Olympic medals and a FIBA World Championship, reflecting sustained performance at the highest levels of global competition.

Following his playing career, Calderón transitioned into executive, advisory, and investment roles, including serving as an advisor to the Cleveland Cavaliers. He has developed an active portfolio across sports, technology, and real estate ventures and currently serves on the board of another Nasdaq-listed company, bringing public company governance experience and strategic oversight capabilities aligned with Nomadar’s next phase of growth.

“I am excited to join the Board of Nomadar at such an important stage in its growth,” said José Manuel Calderón. “The Company is building a platform that brings together sports, infrastructure, and technology in a way that has global relevance. I look forward to working with the team as they continue to develop projects like the JP Financial Arena and expand their international presence.”

Strategic Significance of the Appointment

Nomadar believes Calderón’s appointment strengthens its ability to execute on a strategy centered around sports-driven infrastructure, digital engagement, and global experiential platforms.

His addition to the Board is expected to support:

●	Expansion of global sports and institutional relationships across Europe and North America
●	Enhancement of capital markets positioning and governance depth
●	Strategic input on large-scale infrastructure development and experiential assets
●	Acceleration of cross-border partnerships and investment opportunities

Execution Momentum and Platform Development

The appointment comes at a pivotal stage following Nomadar’s initial months as a publicly traded company on Nasdaq, during which the Company has advanced several key strategic initiatives.

Recent milestones include:

●	Securing approximately $7.3 million in new capital to support growth initiatives
●	Expanding its presence across strategic international markets, particularly in Southern Europe
●	Advancing core development projects aligned with its long-term platform strategy

Most recently, Nomadar announced a binding agreement to exercise a purchase option over approximately 130,000 square meters of land associated with the development of the JP Financial Arena project in southern Spain.

The JP Financial Arena is expected to serve as a cornerstone asset within Nomadar’s European platform, designed to integrate:

●	High-performance training and sports development
●	Live events and entertainment programming
●	Global tourism and destination-based experiences
●	Technology-enabled fan engagement and digital interaction

Positioning for Scalable Growth

With the addition of Calderón, Nomadar continues to build a Board and leadership ecosystem defined by international experience, operational credibility, and capital markets alignment.

The Company remains focused on executing a strategy aimed at:

●	Developing scalable, multi-asset platforms anchored by flagship infrastructure
●	Expanding global partnerships and institutional engagement
●	Integrating physical assets with digital engagement ecosystems

About Nomadar

Nomadar Corp. is a U.S.-based company operating at the intersection of sports, tourism, technology, and health. A subsidiary of Cádiz CF, a 115-year-old professional soccer club competing in La Liga, Nomadar develops innovative projects that connect global audiences through experiences that combine health, entertainment, and digital engagement.

The Company is also advancing the JP Financial Arena real estate development project for a multi-purpose event center in southern Europe, designed to host international sports, cultural, and corporate events. Nomadar’s mission is to create sustainable, technology-driven platforms that enhance the connection between sports, community, and health.

Safe Harbor Statement

This Press Release includes “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. This forward-looking information relates to future events or future performance of Nomadar and reflects management’s expectations and projections regarding Nomadar’s growth, results of operations, performance, and business prospects and opportunities, including but not limited to statements regarding the Company’s revenues for 2026, strategic investments in the Company, and the potential benefits thereof. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “aim”, “seek”, “is/are likely to”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other comparable terminology intended to identify forward-looking statements. Forward-looking statements are based on certain assumptions and analyses made by the management of Nomadar in light of its experience and understanding of historical trends and current conditions and other factors management believes are appropriate to consider, which are subject to risks and uncertainties. Although Nomadar’s management believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and actual results may vary materially from the forward-looking information presented. Given these risks and uncertainties underlying the assumptions made, prospective purchasers of Nomadar’s securities should not place undue reliance on these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, Nomadar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on Nomadar’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Potential investors should read this document with the understanding that Nomadar’s actual future results may be materially different from what is currently anticipated. The Company cautions investors that actual results may differ materially from those anticipated and encourages investors to review other factors that may affect its future results in the Company´s filings with the SEC, available at www.sec.gov. Further descriptions of these risks and uncertainties can be found in the Company’s most recent Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2026, and in subsequent filings with and submissions to, the SEC, as the same may be amended and supplemented from time to time, which are available at www.sec.gov. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

Public Relations / Strategic Advisory

Phoenix MGMT & Consulting
PR@PhoenixMGMTconsulting.com

Media Contact

Fatema Bhabrawala
Director of Media Relations, Alliance Advisors
fbhabrawala@allianceadvisors.com

Investor Contacts

investor.relations@nomadar.com
or
Richard Land, Alliance Advisors
nomaIR@allianceadvisors.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

NOMADAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42924	99-3383359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5015 Highway 59 N

Marshall, Texas 75670

(Address of principal executive offices)

Registrant’s telephone number, including area code: (323) 672-4566

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	NOMA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, as of April 9, 2026, Nomadar Corp., a Delaware corporation (the “Company” or “Nomadar”) and Sport City Cádiz S.L., the Company’s controlling shareholder (“Sportech”) entered into an addendum to that certain Land Lease Agreement and Purchase Option dated November 17, 2025 (the “Agreement”), by and between the Company and Sportech (the “Addendum”), pursuant to which Sportech has agreed to lease the Company a plot of land located at Puerto de Santa María, Spain (the “Property”) for an initial term of three years, which may be extended for an additional two year period by mutual agreement between the Company and Sportech. The Property is the intended site for the Company’s JP Financial Arena real estate development project. The Addendum provides that the purchase option set forth in the Agreement may be exercised in increments over the course of the term of the Agreement, so long as each purchase option is not for less than 100,000 square meters of the Property.

Effective May 18, 2026, the Company exercised the purchase option over the remaining portion of the 161,433 square meters of the Property, whereby the Company agreed to purchase such remaining portion of the Property for €4,709,000.61, plus the applicable taxes and costs, within 90 business days from the date of the purchase option. A copy of the purchase option is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 1.01 are intended to be summaries only and are qualified in their entirety by reference to the purchase option.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. This forward-looking information relates to future events or future performance of Nomadar including but not limited to the final payment by Nomadar to Sportech for the purchase of a portion of the Property pursuant to the Addendum and the purchase option. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “aim”, “seek”, “is/are likely to”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other comparable terminology intended to identify forward-looking statements. Forward-looking statements are based on certain assumptions and analyses made by the management of Nomadar in light of its experience and understanding of historical trends and current conditions and other factors management believes are appropriate to consider, which are subject to risks and uncertainties. Although Nomadar’s management believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and actual results may vary materially from the forward-looking information presented. Given these risks and uncertainties underlying the assumptions made, prospective purchasers of Nomadar’s securities should not place undue reliance on these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, Nomadar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on Nomadar’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Potential investors should read this document with the understanding that Nomadar’s actual future results may be materially different from what is currently anticipated. The Company cautions investors that actual results may differ materially from those anticipated and encourages investors to review other factors that may affect its future results in the Registration Statement and other filings with the SEC, available at www.sec.gov.

Item 7.01	Regulation FD Disclosure.

On May 20, 2026, the Company issued a press release announcing the purchase option (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K, and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01, and in the Press Release attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Option effective as of May 18, 2026, by and between Nomadar Corp. and Sport City Cádiz S.L.
99.1	Press Release dated May 20, 2026
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nomadar Corp.
Date: May 20, 2026
	By:	/s/ Rafael Contreras
	Name:	Rafael Contreras
	Title:	Chief Executive Officer

Exhibit 10.1

NOMADAR Corp. Sucursal en España

SPORT CITY CADIZ, S.L.

Calle Portugal, 2 Pol. Ind. El Trocadero, Puerto Real

11519, Cádiz, Spain

Att: Mr. Manuel Ignacio Díaz Charlo

Cádiz, on 16 May 2026

RE: Exercise of the Purchase Option over the plot of land lease agreement

Dear Sir,

We would like to communicate that, in accordance with the Lease Agreement enter into on 17 November 2025 with you, and the addendum subscribed on 9 April 2026, Nomadar Corp. Sucursal en España (“Nomadar”) will exercise the purchase option over the remaining portion of 161,433 square meters of the relevant plot. For clarification purposes the communication the purchase option over 130,000 square meters was sent to you on 9 April 2026.

The proposed transaction will be completed no later than ninety (90) business days from the date hereof, under the terms and conditions of the Lease Agreement and, once completed, Nomadar will hold full ownership over the relevant plot, once the relevant sale and purchase deed has been granted by and between the parties.

The Purchase Price will amount to € 4,709,000.61, plus the applicable taxes and costs.

We remain at your disposal to answer any questions you may have about this binding offer for the partial acquisition of the plot. In case of conformity, please send us a copy of this document duly signed and dated.

Sincerely,

CEO of the Americas, Nomadar Corp.

/s/ Mr. Joaquin Martin Perles

Received and agreed, in El Puerto de Santa Maria (Spain) on May 19, 2026

Sport City Cadiz

/s/ Mr. Manuel Ignacio Diaz Charlo

Exhibit 99.1

Nomadar Accelerates Full JP Financial Arena Land Consolidation in Spain as Global Sports Tourism Market Projected to Surpass $2 Trillion

Marshall, Texas, May 20, 2026 — Nomadar Corp. (“Nomadar” or the “Company”), a Nasdaq-listed global sports, tourism, technology, and experiential infrastructure company, today announced the execution of a binding agreement that accelerates the consolidation of the full land footprint designated for the future JP Financial Arena development in Cádiz, Spain — a strategic milestone that significantly advances the Company’s long-term international platform expansion strategy.

The newly executed agreement covers more than 161,000 additional square meters and, together with the Company’s previously announced binding agreement covering approximately 130,000 square meters, would complete the Company’s acquisition of the property for the future JP Financial Arena platform.

The execution of the purchase option represents a major strategic milestone for Nomadar because it significantly accelerates the Company’s original acquisition timeline. Under the initial framework, Nomadar had up to three years (extendable to five years) to execute the remaining purchase option. Through this new agreement, the Company expects to consolidate control of the entire development footprint within the next 90 business days, effectively accelerating the originally contemplated timeline by several years.

The accelerated consolidation of the land package is expected to enhance Nomadar’s long-term development flexibility, operational control, strategic partnership opportunities, and scalability as the Company advances future phases of the JP Financial Arena platform.

JP Financial Arena is being developed as a next-generation international destination platform integrating youth sports, live entertainment, tourism, hospitality, training operations, and experiential infrastructure into a scalable ecosystem designed to support tournaments, live events, academy operations, corporate activations, entertainment programming, and international visitor experiences.

Nomadar’s continued expansion comes at a time when the global sports tourism sector is experiencing significant long-term growth. According to third-party market research from Grand View Research and Fortune Business Insights, the global sports tourism industry is expected to expand substantially over the coming decade. Grand View Research estimates the market at approximately $803.9 billion in 2025, growing to approximately $2.78 trillion by 2033, while Fortune Business Insights projects growth from approximately $707.29 billion in 2025 to approximately $1.98 trillion by 2034. Industry analysts attribute this projected expansion to increasing youth sports participation, international tournaments, destination travel, and continued investment in large-scale sports infrastructure.

In parallel, independent market research groups project continued expansion within the global youth sports industry. Business Research Insights projects the global youth sports market to grow from approximately $56.02 billion in 2025 to approximately $154.5 billion by 2035, as municipalities, private operators, academy systems, and international organizations continue increasing investment in sports facilities, tournaments, and athlete development ecosystems worldwide.

The proposed development is strategically positioned within Cádiz, one of Southern Europe’s most established tourism and experiential travel destinations. According to Spain’s National Statistics Institute (INE), Spain welcomed approximately 93.5 million international tourists in 2025, reinforcing the country’s position as one of the world’s leading tourism markets. In addition, the Government of Andalucía reported approximately 30 million visitors to the Andalusia region during 2025, highlighting continued growth in international travel demand, sports tourism, hospitality, and large-scale live-event activity throughout Southern Spain.

Nomadar believes these macroeconomic and tourism trends create an attractive long-term environment for destination-based sports, entertainment, hospitality, and experiential infrastructure development. The Company’s expansion strategy is designed to position Nomadar across multiple high-growth verticals simultaneously, including:

● Sports tourism

● International youth tournaments

● Academy partnerships

● Multi-use sports facilities

● Hospitality-driven sports destinations

● Live entertainment and event operations

The JP Financial Arena platform is designed to support multiple long-term operational verticals spanning tourism, venue operations, live entertainment, academy systems, sponsorship activation, hospitality experiences, and international event programming, positioning Nomadar across several segments of the expanding global sports, tourism, entertainment, and experiential economy.

Nomadar has already begun advancing its live-events and venue-management capabilities through initiatives linked to the Cádiz CF stadium, including the Cádiz Music Stadium concert platform developed in collaboration with Cádiz CF and external promoters. The Company views these operational initiatives as a foundational component for the future expansion of the broader JP Financial Arena ecosystem.

“Our objective is to position Nomadar at the intersection of several global growth trends, including sports tourism, experiential entertainment, destination travel, and international youth athletics,” stated Joaquin Martin, CEO of the Americas of Nomadar. “The continued expansion of JP Financial Arena represents another important step toward building a scalable international platform designed to capitalize on the globalization of sports, live experiences, and destination-based entertainment.”

“This purchase option represents a major strategic milestone for Nomadar,” added Rafael Contreras, Executive Co-Chairman of Nomadar. “Accelerating the consolidation of the full land footprint strengthens the foundation of a scalable platform integrating sports, tourism, entertainment, hospitality, and experiential infrastructure into a long-term international growth ecosystem.”

The Company continues executing a broader international growth strategy spanning Europe, Southeast Asia, North America and Latin America while advancing initiatives involving tournament operations, academy expansion, facility development, venue management, hospitality integration, and long-term operational agreements.

Nomadar is strategically leveraging the convergence of youth sports, international travel, hospitality, live entertainment, and sports tourism infrastructure — sectors that continue attracting substantial institutional investment and international expansion globally.

Market size estimates, industry projections, tourism statistics, and growth forecasts referenced in this release are based on publicly available third-party market research, tourism studies, government statistics, and sports industry reports and are provided solely for general industry context. Such information should not be interpreted as Company financial guidance, revenue projections, or guarantees of future performance, and actual industry or Company results may differ materially from the cited estimates and forecasts.

Sources: Grand View Research, Fortune Business Insights, Business Research Insights, Spain National Statistics Institute (INE), Government of Andalucía, and publicly available tourism and sports industry market reports.

About Nomadar

Nomadar Corp. is a U.S.-based company operating at the intersection of sports, tourism, technology, and health. A subsidiary of Cádiz CF, a 115-year-old professional soccer club competing in La Liga, Nomadar develops innovative projects that connect global audiences through experiences that combine health, entertainment, and digital engagement.

The Company is also advancing the JP Financial Arena real estate development project for a multi-purpose event center in southern Europe, designed to host international sports, cultural, and corporate events. Nomadar’s mission is to create sustainable, technology-driven platforms that enhance the connection between sports, community, and health.

Safe Harbor Statement

This Press Release includes “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. This forward-looking information relates to future events or future performance of Nomadar and reflects management’s expectations and projections regarding Nomadar’s growth, results of operations, performance, and business prospects and opportunities, including but not limited to statements regarding the Company´s control over the land for the development of the JP Financial Arena. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “aim”, “seek”, “is/are likely to”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other comparable terminology intended to identify forward-looking statements. Forward-looking statements are based on certain assumptions and analyses made by the management of Nomadar in light of its experience and understanding of historical trends and current conditions and other factors management believes are appropriate to consider, which are subject to risks and uncertainties. Although Nomadar’s management believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and actual results may vary materially from the forward-looking information presented. Given these risks and uncertainties underlying the assumptions made, prospective purchasers of Nomadar’s securities should not place undue reliance on these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, Nomadar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on Nomadar’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Potential investors should read this document with the understanding that Nomadar’s actual future results may be materially different from what is currently anticipated. The Company cautions investors that actual results may differ materially from those anticipated and encourages investors to review other factors that may affect its future results in the Company´s filings with the SEC, available at www.sec.gov. Further descriptions of these risks and uncertainties can be found in the Company’s most recent Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2026, and in subsequent filings with and submissions to, the SEC, as the same may be amended and supplemented from time to time, which are available at www.sec.gov. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

Public Relations / Strategic Advisory

Phoenix MGMT & Consulting

PR@PhoenixMGMTconsulting.com

Media Contact

Fatema Bhabrawala

Director of Media Relations, Alliance Advisors

fbhabrawala@allianceadvisors.com

Investor Contacts

investor.relations@nomadar.com

or

Richard Land, Alliance Advisors

nomaIR@allianceadvisors.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

NOMADAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42924	99-3383359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5015 Highway 59 N

Marshall, Texas 75670

(Address of principal executive offices)

Registrant’s telephone number, including area code: (323) 672-4566

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	NOMA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2026, the Board of Directors of Nomadar Corp. (the ‘Company” or “Nomadar”) ratified the prior entry into a Remunerated Private Investment Agreement (the “Media Firm Agreement”), dated May 25, 2026, by and among the Company, Make A Mark Events SRL (the “Media Firm”), an entity owned by an investor in the Company, and Make Mark, LLC (the “US Media Firm”). Pursuant to the Media Firm Agreement, the Company gave the Media Firm $1,000,000 in connection with an advertising campaign for various clients managed through the Media Firm and its affiliated media operations. The $1,000,000 is repayable within thirty days, is renewable for additional thirty day periods up to one year, and earns a return, due to the Company and to be paid by the Media Firm at a rate 2.7% every thirty days. The Media Firm Agreement is guaranteed with certain contracts between the Media Firm and the Media Firm’s clients, and further guaranteed, jointly and severally, by the investor, the Media Firm, and the US Media Firm.

The foregoing is merely a summary of the Media Firm Agreement, and is qualified in its entirety by reference to the full text of the document, which is filed hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1#	Remunerated Private Investment Agreement, between the Company, Make Mark LLC, and Make a Mark Events SRL, dated as of May 25, 2026.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

# As permitted by Regulation S-K, Item 601(b)(10)(iv)of the Securities Exchange Act of 1934, as amended, certain confidential portions of this exhibit have been redacted from the publicly filed document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nomadar Corp.
Date: June 5, 2026
	By:	/s/ Rafael Contreras
	Name:	Rafael Contreras
	Title:	Chief Executive Officer

Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

REMUNERATED PRIVATE INVESTMENT AGREEMENT

In Madrid, Spain on May 25th, 2026.

PARTIES

On the one hand

Mr. Rafael Jesús Contreras Chamorro with ID NUM. [***], acting in the name and on behalf of the company NOMADAR CORP, with TAX ID EIN: 99-3383359, domiciled for these purposes in United States, in the State of Texas is 5015 Hwy 59 N, Marshall, 75670.

And, on the other hand

[***], of legal age, of Mexican nationality, domiciled for these purposes in Madrid, and holding Mexican passport no. [***] and Spanish NATIONAL ID FOR FOREIGNERS (NIE) [***]. He acts in his own name and right, hereinafter referred to as the Entrepreneur, and, at the same time, in his capacity as sole shareholder and sole administrator of the Spanish company MAKE MARK LLC., with TAX ID (EIN) number [***], and domiciled at [***], (hereinafter referred to as “the Depositary”) and of the Mexican company MAKE A MARK EVENTS SRL, duly incorporated and registered in the Mexican Mercantile Registry with electronic mercantile folio no. [***], with federal taxpayer registration number [***], domiciled at [***] (hereinafter, referred to as “the Company”), which is a company part of the [***], wholly owned by the Entrepreneur. All of them are jointly referred to as “the Parties”.

The Parties acknowledge having sufficient legal capacity to contract and undertake obligations.

RECITALS

I.- That the Company’s purpose is the management and commercialization of advertising spaces and events in American media and it is fully responsible for the management of investments in the media.

II. That the Company has service contracts with its top-tier clients and is willing to assign to third parties [***] percent ([***]%) of the investment required for the execution of the client contract portfolio, with the objective of continuing to grow, for which it is willing to open its high-yield business portfolio to third parties.

III.- That the Depositary is a Spanish company under the exclusive corporate control of the same partner who is the exclusive owner of the share capital of the Company and the [***].

IV.- That the Parties have agreed to formalize this remunerated private investment agreement, by which the Investor shall deliver to the Company the amount of 1.000.000,00 $ (ONE MILLION AMERICAN DOLLARS), to obtain an agreed remuneration, according to the covenants and conditions established in the following

CLAUSES

FIRST.- PURPOSE. The purpose of this contract is to regulate the Investor’s remunerated private investment, by means of a fixed interest rate, in the Company’s service contracts with its clients. The Investor undertakes, upon signing this contract, to deliver the agreed investment amount of 1.000.000,00 $ (ONE MILLION AMERICAN DOLLARS), to the Depositary.

The Depositary shall remit and certify to the Investor the full investment amount’s remittance to the Company, to finance the costs of providing the services under the contract with the client [***] according to the purchase order attached as Annex 1. The Company, the Depositary, and the Entrepreneur are jointly and severally liable to reimburse said amount under the terms and conditions set forth in the following clauses.

The Company shall periodically inform and, in any ca

se, within 24 hours, at the Investor’s request, about the progress of the service provision and the investment, assigning a Company manager for such monitoring and information, who is identified in Annex 1. The Entrepreneur and the Company’s Finance Director shall be fully available to the Investor to supplement any information in any case.

SECOND.- DELIVERY. The Investor undertakes to deliver the investment amount, by bank transfer, to the Make Mark LLC’s [***] Bank account [***] owned by the Depositary, which shall take place at the time of signing this Agreement.

THIRD.- INTEREST. The granted investment shall accrue interest in favor of the Investor, which shall be calculated and paid by the Company as follows:

3.1.- Interest Period. The interest period is monthly, quarterly, or semi-annually, depending on the case.

3.2.- Interest Rate. The interest for 30 days is 2,7% (TWO POINT SEVEN percent) of the investment amount.

3.3.- Accrual and Payment of Interest. Accrual occurs every [***] days ([***] days) from the effective deposit of the investment amount into the account designated in Clause SECOND, without prejudice to the possibility of accumulation.

The Investor, should they wish to accumulate said accrual, must notify [***] days prior to the corresponding accrual for restitution purposes.

FOURTH.- DURATION. The duration of the investment regulated by this contract is 30 days, renewable for the same period up to a maximum of one year. The Company shall provide continuous information on the progress of the service provision and the evolution of the investment.

In case of investment renewal, the restitution of the investment shall occur upon the expiration of the renewal term, and that of the interest, at the Investor’s option, monthly, every [***] months, or every [***] months, as applicable, from the date of this contract or upon the expiration of the investment renewal term.

FIFTH.- RESTITUTION. The Depositary shall return, by bank transfer to the Investor’s account [***] ([***] Bank), the investment amount, plus the agreed interest, totaling 1.000.000,00 $ (ONE MILLION AMERICAN DOLLARS), plus 2,7% every 30 days, unless extended by written agreement of the Parties, in accordance with what was agreed in Clauses Fourth and Third 3.3.

SIXTH.- FULL GUARANTEE. The investment and its restitution, with the agreed interest, are fully guaranteed by the pledging of the Company’s contracts with its clients for an amount corresponding to the invested volume, as per Annex 1.

Furthermore, the Company, the Depositary, and the Entrepreneur jointly and severally guarantee the fulfillment of this contract and all its obligations, including especially those of restitution and payment of the agreed interest on time, [***].

SEVENTH.- EXPENSES AND TAXES. [***].

EIGHTH.- DATA PROTECTION AND CONFIDENTIALITY. The Parties are subject to Spanish data protection legislation. Neither Party shall inform, disclose, or publish this contract to third parties unless there is an express agreement between the Parties to that effect or a final express resolution from a competent judicial or administrative authority.

NINTH.- APPLICABLE LAW AND JURISDICTION. With express waiver of any other jurisdiction that might otherwise correspond to them, for any dispute that may arise from the existence, validity, nullity, fulfillment, execution, or interpretation of this contract, the Parties expressly submit to the jurisdiction and competence of the Courts of the city of Madrid (Spain), with this contract being subject to Spanish law.

And, in witness thereof, the Parties sign this Agreement, in duplicate and with a single effect, in In Madrid, Spain on May 25th, 2026.

/s/ Rafael Jesús Contreras Chamorro

May 25, 2026

Signed: Make a Mark SRL

/s/ Make a Mark Event SRL

May 25, 2026

ANNEX 1

[***]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2026

NOMADAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42924	99-3383359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5015 Highway 59 N

Marshall, Texas 75670

(Address of principal executive offices)

Registrant’s telephone number, including area code: (323) 672-4566

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	NOMA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Directors

Effective July 3, 2026, the board of directors (the “Board”) of Nomadar Corp., a Delaware corporation (the “Company” or “Nomadar”), following the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed Joaquin Martin, the Company’s Chief Executive Officer of the Americas & Global Vice-Chairman, as a member of the Board, until the Company’s next annual meeting of stockholders or until Mr. Martin’s successor is duly elected and qualified.

Mr. Martin, age 55, has been Nomadar’s Chief Executive Officer of the Americas & Global Vice-Chairman since December 2025. Mr. Martin was Nomadar’s Chief Communications and Investor Relations Officer from September 2023 to December 2025. From April 2020 to August 2023, Mr. Martin was Director of Communication, Marketing, and Investor Relations at Humanox, a sports technology company based in Spain. Under his leadership, Humanox received numerous international awards from institutions including UEFA, City Group, and Grupo Editorial El Mundo. From February 2019 to February 2020, Mr. Martin was Chief Marketing Officer at Skully, an Atlanta, Georgia-based technology company within the sports sector, where he was responsible for crafting the commercial strategy, managing both internal and external communications, and nurturing relationships with investors. From August 2018 to January 2019, he was Director of Communication and Investor Relations at Airtificial (formerly Carbures before being acquired), a multinational technology firm operating in the fields of advanced materials and artificial intelligence. He was previously Director of Organization and Competence Models at Carbures, a publicly traded company doing business in Spain and the United States. Mr. Martin holds a Bachelor’s degree in Philosophy, a Master’s in Human Resources Management from the University of Cádiz, an Executive Certificate in Innovation from MIT, a Master’s in International Trade from the Villanueva Center - Complutense University of Madrid, a Master’s in Innovation from the School of Industrial Organization, and a Master’s in Leadership and Strategy from IE Business School. He is a member of the Public Relations Society of America.

The Nominating Committee and the Board believe that Mr. Martin’s significant experience with the Company, and in the industry generally, and contacts in the industry provides valuable operational, leadership, strategy and management skills to the Board.

There is no arrangement or understanding between Mr. Martin and any other person pursuant to which Mr. Martin was selected and appointed by the Board and there is no family relationship between Mr. Martin and any of the Company’s directors or executive officers. The Company is not aware of any transaction involving Mr. Martin which would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), other than Mr. Martin’s employment agreement entered into between the Company and Mr. Martin, dated December 8, 2025 (the “Employment Agreement”), which has been previously disclosed in the Company’s reports made with the Securities and Exchange Commission. Mr. Martin will not receive compensation for service as a director, and will continue to receive compensation pursuant to the terms of the Employment Agreement.

Resignation of Director

Effective July 3, 2026, in connection with the appointment of Mr. Martin, Manuel Vizcaino resigned as a co-chairman, and as a member of the Board. The resignation of Mr. Vizcaino was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board and the Company are deeply grateful for Mr. Vizcaino’s service, dedication, and contributions to the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nomadar Corp.
Date: July 6, 2026
	By:	/s/ Rafael Contreras
Rafael Contreras Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

NOMADAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42924	99-3383359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5015 Highway 59 N

Marshall, Texas 75670

(Address of principal executive offices)

Registrant’s telephone number, including area code: (323) 672-4566

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	NOMA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 15, 2026, Nomadar Corp. (the “Company” or “Nomadar”) issued a press release (the “Press Release”), a copy of which is attached hereto as Exhibit 99.1, and incorporated herein by reference, announcing the Company’s completion of the acquisition of approximately 290,000 square meters of land in El Puerto de Santa María, Cádiz, Spain, designated for the development of the future JP Financial Arena.

Forward Looking Statements

This Current Report on Form 8-K and the Press Release include “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. This forward-looking information relates to future events or future performance of Nomadar. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “aim”, “seek”, “is/are likely to”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other comparable terminology intended to identify forward-looking statements. Forward-looking statements are based on certain assumptions and analyses made by the management of Nomadar in light of its experience and understanding of historical trends and current conditions and other factors management believes are appropriate to consider, which are subject to risks and uncertainties. Although Nomadar’s management believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and actual results may vary materially from the forward-looking information presented. Given these risks and uncertainties underlying the assumptions made, prospective purchasers of Nomadar’s securities should not place undue reliance on these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, Nomadar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on Nomadar’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Potential investors should read this document with the understanding that Nomadar’s actual future results may be materially different from what is currently anticipated. The Company cautions investors that actual results may differ materially from those anticipated and encourages investors to review other factors that may affect its future results in the Company’s most recent Annual Report on 10-K and other filings with the SEC, available at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 15, 2026
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nomadar Corp.
Date: July 15, 2026
	By:	/s/ Rafael Contreras
	Name:	Rafael Contreras

Exhibit 99.1

Nomadar Completes Acquisition of Land for the Development of JP Financial Arena

Transaction consolidates Company’s control over a strategic asset in Spain and strengthens its global platform across sports, tourism, technology, entertainment, and MICE tourism

Marshall, Texas, July 15, 2026 — Nomadar Corp. (“Nomadar” or the “Company”), a Nasdaq-listed global sports, tourism, technology, and experiential infrastructure company, today announced that it has completed the acquisition of approximately 290,000 square meters of land in El Puerto de Santa María, Cádiz, Spain., designated for the development of the future JP Financial Arena.

The definitive closing of the acquisition completes the process previously disclosed following the execution of two binding agreements. In April 2026, Nomadar executed a binding offer to acquire approximately 130,000 square meters of land, followed by a second binding agreement in May 2026 which consolidated approximately 161,000 additional square meters.

With the closing of the transaction, Nomadar now has effective control over the entire strategic land asset. The acquisition strengthens the Company’s ability to advance the development of JP Financial Arena and to continue building an international platform connected to sports, tourism, technology, entertainment, live events, and MICE tourism.

“The completed acquisition of this land for the development of the JP Financial Arena represents significant continued development in the execution of our strategy,” said Joaquin Martin, CEO Americas & Global Vice Chairman of Nomadar. “Nomadar now has consolidated control over the landt on which we intend to develop JP Financial Arena which allows us to move forward with greater visibility into the next phases of the project. For Nomadar, this land is a strategic foundation for continuing to build a global platform across sports, tourism, technology, and entertainment.”

JP Financial Arena is conceived as a multifunctional project designed to integrate sports events, concerts, live experiences, training programs, competitions, family and sports tourism, corporate activity, and MICE tourism. The scale of the land reinforces the integrated vision of the project and supports a model capable of combining different uses connected to sports, tourism, events, and experiential activity.

Spain continues to consolidate its position as one of the world’s leading tourism markets. According to Spain’s National Statistics Institute, the country received 96.8 million international tourists in 2025, reaching a new all-time high. At the same time, the global MICE market — meetings, incentives, conferences, and exhibitions — was valued at approximately USD $945.6 billion in 2025 and is projected to reach USD $1,828.7 billion by 2033. In Europe, the MICE market was estimated at USD $478.5 billion in 2025, with projected growth to USD $953.3 billion by 2033.

“The Bay of Cádiz (Andalucia – Spain) features great attributes for a project of this nature: climate, connectivity, tourism brand, culture, gastronomy, sports, and a natural position to attract both national and international activity,” Martín added. “Our vision is for JP Financial Arena to act as a catalyst for year-round activity and to contribute to positioning the region as a reference destination for sports, entertainment, MICE tourism, and experiences.”

The Company believes that the definitive acquisition of the land improves visibility into the execution of the project and strengthens its position for future phases of planning, development, financing, strategic partnerships, and commercial operations. Nomadar plans to continue working with its technical teams, advisors, and strategic partners to advance the next stages of JP Financial Arena.

This closing forms part of Nomadar’s strategy to build an integrated global platform around sports, tourism, technology, and experiential infrastructure, combining physical assets, sports programs, digital content, education, events, family tourism, MICE tourism, and specialized real estate development.

About Nomadar

Nomadar Corp. is a U.S.-based company operating at the intersection of sports, tourism, technology, and health. A subsidiary of Cádiz CF, a 115-year-old professional soccer club competing in La Liga, Nomadar develops innovative projects that connect global audiences through experiences that combine health, entertainment, and digital engagement.

The Company is also advancing the JP Financial Arena real estate development project for a multi-purpose event center in southern Europe, designed to host international sports, cultural, and corporate events. Nomadar’s mission is to create sustainable, technology-driven platforms that enhance the connection between sports, community, and health.

Safe Harbor Statement

This Press Release includes “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. This forward-looking information relates to future events or future performance of Nomadar and reflects management’s expectations and projections regarding Nomadar’s growth, results of operations, performance, and business prospects and opportunities. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “aim”, “seek”, “is/are likely to”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other comparable terminology intended to identify forward-looking statements. Forward-looking statements are based on certain assumptions and analyses made by the management of Nomadar in light of its experience and understanding of historical trends and current conditions and other factors management believes are appropriate to consider, which are subject to risks and uncertainties. Although Nomadar’s management believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and actual results may vary materially from the forward-looking information presented. Given these risks and uncertainties underlying the assumptions made, prospective purchasers of Nomadar’s securities should not place undue reliance on these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, Nomadar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on Nomadar’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Potential investors should read this document with the understanding that Nomadar’s actual future results may be materially different from what is currently anticipated. The Company cautions investors that actual results may differ materially from those anticipated and encourages investors to review other factors that may affect its future results in the Company´s filings with the SEC, available at www.sec.gov. Further descriptions of these risks and uncertainties can be found in the Company’s most recent Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2026, and in subsequent filings with and submissions to, the SEC, as the same may be amended and supplemented from time to time, which are available at www.sec.gov. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

Media Contact

aayushi@allianceadvisors.com

Investor Contacts

investor.relations@nomadar.com
or

Richard Land, Alliance Advisors

nomaIR@allianceadvisors.com